SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
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AQUA AMERICA, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
___________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 13, 2010
___________________________________

TO THE SHAREHOLDERS OF
AQUA AMERICA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of AQUA AMERICA, INC. (the “Company”) will be held at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, PA 19026 at 10:00 A.M., local time, on Thursday, May 13, 2010, for the following purposes:

1.	To elect three directors to the class of directors for terms expiring at the 2013 Annual Meeting;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2010 fiscal year;

3.	To consider and act upon a shareholder proposal regarding the preparation and publication of a sustainability report, if properly presented at the meeting; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 15, 2010 will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

ROY H. STAHL
Secretary

April 2, 2010

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE ELECTRONICALLY, THROUGH THE INTERNET OR BY TELEPHONE, BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 13, 2010

The Notice of Annual Meeting, Proxy Statement and 2009 Annual Report to Shareholders are
available at: http://ir.aquaamerica.com/

AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010

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PROXY STATEMENT
_______________________________

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Aqua America, Inc. (“Aqua America” or the “Company”) to be used at the Annual Meeting of Shareholders to be held Thursday, May 13, 2010 and at any adjournments or postponements thereof (“2010 Annual Meeting” or the “meeting”).

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained The Altman Group to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee paid to The Altman Group for normal proxy solicitation is an amount not to exceed $3,500 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

     The Notice of Annual Meeting of Shareholders, this proxy statement and Annual Report to Shareholders for the year ended December 31, 2009, including financial statements and other information with respect to the Company and its subsidiaries (the “Annual Report”), are being sent electronically to those shareholders of record as of March 15, 2010 who requested electronic delivery of these materials and mailed by standard mail, to all other shareholders of record as of March 15, 2010, for the first time on or about April 2, 2010. Additional copies of the Annual Report may be obtained by writing to the Company at the address and in the manner set forth under “Additional Information” on page 50.

PURPOSE OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to:
  elect three directors to the class of directors for terms expiring at the 2013 Annual Meeting;

  ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2010 fiscal year;

  consider and act upon a shareholder proposal regarding the preparation and publication of a sustainability report, if properly presented at the meeting (the “Shareholder Proposal”); and

  transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

VOTING AT THE MEETING

General

     Holders of shares of the Company’s Common Stock of record at the close of business on March 15, 2010 are entitled to vote at the meeting. As of that date, there were 136,940,424 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

     The Company’s charter and bylaws provide that the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting on the recommendation of a vote of a majority of the entire Board of Directors. The Company’s bylaws also provide that the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting.

Manner of Voting

     Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if they are unable to attend in person. Alternatively, you may vote electronically, over the Internet or by telephone, following the instructions set out on the proxy card. The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or electronic proxy. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

     Execution of the accompanying proxy or voting electronically or by telephone will not affect a shareholder’s right to attend the meeting and vote in person. Any shareholder giving a proxy or voting electronically or by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

Quorum

     A quorum of shareholders is necessary to hold a valid meeting for the transaction of business. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Broker Non-Votes

     A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange (“NYSE”) rules for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year, even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors or the Shareholder Proposal without instructions from you. Without your voting instructions on these matters, a broker non-vote will occur.

Proposal No. 1 – Election of Directors

     Under the Company’s charter and bylaws, directors are elected by a plurality of the votes cast at the meeting. A plurality means that the three director nominees receiving the most votes FOR election to a director position will be elected as directors. Votes may be cast FOR or WITHHOLD for each nominee. WITHHOLD votes and broker non-votes will be excluded entirely from the vote to elect directors and will have no effect, other than for purposes of determining the presence of a quorum. Thus, the three director nominees with the most FOR votes will be elected at the meeting.

Proposal No. 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2010 fiscal year

     Under the Company’s charter and bylaws, the affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2010 fiscal year. Abstentions will not be considered votes cast on this proposal and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

Proposal No. 3 – Shareholder Proposal

     Under the Company’s charter and bylaws, the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to approve this proposal because it is not being brought before the meeting on the recommendation of a majority of the Board of Directors. Abstentions and broker non-votes will not be considered votes cast on this proposal and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

     Since the Shareholder Proposal is presented in the form of a request to the Board of Directors, approval of the Shareholder Proposal will not have the effect of requiring the Company to prepare a sustainability report, but will represent simply an expression of the wishes of the shareholders on that subject. The Board of Directors would still be required by statute to decide whether it would be in the best interests of the Company to prepare a sustainability report and could decide in the exercise of its business judgment not to have the Company prepare such a report or to prepare a report in form and substance different than as requested in the Shareholder Proposal.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card or vote electronically or telephonically regardless of whether or not you plan to attend the meeting.

(PROPOSAL NO. 1)

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

     In April, 2009, Dr. Constantine Papadakis, a member of the Board of Directors since 2005, passed away unexpectedly. In July, 2009, Mr. Glanton, Chairman of the Corporate Governance Committee, recommended to the Corporate Governance Committee that Mr. Mario Mele, President of Fidelio Insurance Company, be appointed to the Board of Directors to fulfill the unexpired term of Dr. Papadakis on the Board of Directors. At its meeting on July 31, 2009, the Corporate Governance Committee unanimously approved the nomination of Mr. Mele for appointment to the Board of Directors and recommended his appointment to the Board of Directors. On August 4, 2009, the Board of Directors considered the qualifications of Mr. Mele and unanimously approved his appointment to the Board of Directors to the class of directors with terms expiring at the 2011 Annual Meeting of Shareholders, the meeting at which Dr. Papadakis’ term would have expired.

     In accordance with the Company’s Corporate Governance Guidelines, the Chairman of the Corporate Governance Committee reported to the Corporate Governance Committee that Richard L. Smoot, William P. Hankowsky and Andrew J. Sordoni III, the three directors with terms expiring at the 2010 Annual Meeting would be willing to serve on the Board of Directors if re-elected. The Corporate Governance Committee reviewed the qualifications of the three directors in relation to the criteria for candidates for nomination for election to the Board of Directors under the Company’s Corporate Governance Guidelines. The Corporate Governance Committee voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Mr. Smoot, Mr. Hankowsky and Mr. Sordoni for election to the class of directors to be elected at the 2010 Annual Meeting.

     Therefore, three directors, Mr. Smoot, Mr. Hankowsky and Mr. Sordoni, will stand for election by a plurality of the votes cast at the 2010 Annual Meeting, and six directors will continue to serve until either the 2011 or 2012 Annual Meetings, depending on the period remaining in each of their terms. At the 2010 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card or the record holder does not have discretionary voting power under the NYSE rules (see “Voting At The Meeting – Broker Non-Votes” on page 2). Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that the nominees will be available to serve.

     The Board of Directors recommends that the shareholders vote FOR the election of Mr. Smoot, Mr. Hankowsky and Mr. Sordoni as directors.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     For each of the three nominees for election as directors at the 2010 Annual Meeting and the six directors in the classes of directors whose terms of office are to expire either at the 2011 Annual Meeting or the 2012 Annual Meeting, set forth below is information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, the directorships of public companies and other organizations held by each and the experience, qualifications, attributes or skills that, in the opinions of the Corporate Governance Committee and the Board of Directors make the individual qualified to serve as a director of the Company.

NOMINEES FOR ELECTION AT 2010 ANNUAL MEETING
Richard L. Smoot Radnor, PA Director since 1997	Biography: In 2002, Mr. Smoot retired as Regional Chairman Advisory Board Philadelphia and Southern New Jersey, The PNC Financial Services Group, a position he held since 2001. From 1991 through 2000, Mr. Smoot served as President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey, and its predecessor, Provident National Bank. He also served as Executive Vice President responsible for Operations and Data Processing for the Bank from 1987 to 1991. Before joining PNC Bank in 1987, Mr. Smoot served 10 years as First Vice President and Chief Operating Officer of the Federal Reserve Bank of Philadelphia. Mr. Smoot retired as Chairman of The Philadelphia Orchestra in December 2005 and as Chairman of The Settlement Music School in July 2005. Mr. Smoot is also a director of P.H. Glatfelter Company, Southco Inc. and J.J. White, Incorporated. Age: 69.

NOMINEES FOR ELECTION AT 2010 ANNUAL MEETING

Qualifications: Mr. Smoot has over 23 years of banking and financial experience, including nine years as the President and Chief Executive Officer of a major regional bank. He has served as Chairman of the Company’s Audit Committee since 1999. He has 15 years of service as a director of another publicly-traded company and serves on that company’s nominating and corporate governance committee. Mr. Smoot has also held leadership positions with various major cultural institutions in the Philadelphia area. The Board of Directors has determined that Mr. Smoot is an independent director, financially literate and an audit committee financial expert within the meaning of applicable U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors views Mr. Smoot’s independence, his banking and financial experience, his experience as a director of other publicly-traded companies and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Smoot should serve as a director of the Company.

William P. Hankowsky Philadelphia, PA Director since 2004
Biography: Mr. Hankowsky has been Chairman, President and Chief Executive Officer of Liberty Property Trust, a fully integrated real estate firm, since 2003. Mr. Hankowsky joined Liberty in 2001 as Executive Vice President and Chief Investment Officer. Prior to joining Liberty, he served for 11 years as President of the Philadelphia Industrial Development Corporation. Prior to that, he was Commerce Director for the City of Philadelphia. Mr. Hankowsky serves on the Board of Directors of Citizens Financial Group, the Board of Governors of NASDAQ OMX PHLX and on various charitable and civic boards, including the Philadelphia Convention and Visitors Bureau and the Kimmel Regional Performing Arts Center. Age: 58.

Qualifications: Mr. Hankowsky has over 35 years experience managing public, private and non-profit organizations, including six years as Chairman and Chief Executive Officer of Liberty Property Trust, a publicly-traded Real Estate Investment Trust which owns 77 million square feet of office and industrial space in over 20 markets throughout the United States and the United Kingdom. He has experience in financing, acquisitions and real estate matters across the United States. Mr. Hankowsky has also held leadership positions with various cultural and civic institutions in the Philadelphia area. Mr. Hankowsky has served as Chairman of the Company’s Executive Compensation Committee since 2005. The Board of Directors has determined that Mr. Hankowsky is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Hankowsky’s independence, his experience with real estate, financing and acquisitions and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Hankowsky should serve as a director of the Company.

NOMINEES FOR ELECTION AT 2010 ANNUAL MEETING
Andrew J. Sordoni, III Forty Fort, PA Director since 2006
Biography: Mr. Sordoni is Chairman of Sordoni Construction Services, Inc., a building construction and management services company and has been an officer of that company since 1967. Mr. Sordoni was Chairman or President of C-TEC Corporation, a diversified telecommunications company from 1979 to 1993. Since 1974 he has headed Sordoni Foundation, Inc. and has served as a director of various business and charitable organizations. He is also a director of Harsco Corporation. Age: 66.

Qualifications: Mr. Sordoni has experience as a director and executive of various public and private companies throughout the course of his career, including experience in construction, finance, administration and acquisitions. He was Chairman and President of a regulated public utility company in Pennsylvania. He has been a director of another publicly-traded company since 1988 and is chairman of that company’s nominating committee and a member of its compensation committee and executive committee. Mr. Sordoni has lived and worked in northeast Pennsylvania, an important area of the Company’s operations, for over 50 years. Mr. Sordoni has served as a member of the Company’s Audit Committee since 2006. The Board of Directors has determined that Mr. Sordoni is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Mr. Sordoni’s independence, his experience as an executive of a public utility company in Pennsylvania, his experience in construction, finance and acquisitions, his knowledge of northeast Pennsylvania, his experience as a director of another publicly-traded company and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Sordoni should serve as a director of the Company.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2011
Mary C. Carroll Bryn Mawr, PA Director since 1981
Biography: Ms. Carroll is a consultant and an advisor to nonprofit corporations, businesses and government agencies and is a well-recognized civic volunteer. She is the Honorary Trade Representative of Nepal and Chairman of the Nepal Foundation. She is a founder, director or trustee of various civic and charitable organizations, including the YMCA of Philadelphia and Vicinity and the Friends of Patan Hospital. Age: 69.

Qualifications: As the Company’s longest serving director, Ms. Carroll has knowledge of the Company’s history and culture. She has been a community leader for 35 years, having served as an officer or member of the board of directors of over 30 local, regional and national non-profit organizations. She has established advisory boards which consulted and worked with the federal government. She has served as founder, President and CEO of organizations involved in economic development, conservation and self-help in Philadelphia and in Nepal, Russia and South Korea. Ms. Carroll has both a unique community-oriented and world perspective. Ms. Carroll has been a member of the Company’s Corporate Governance Committee since 1981. The Board of Directors has determined that Ms. Carroll is an independent director. The Board of Directors views Ms. Carroll’s independence, her knowledge of the company’s history and culture and her demonstrated leadership roles in community activities as important qualifications, skills and experience for the Board of Directors’ conclusion that Ms. Carroll should serve as a director of the Company.

Mario Mele Ft. Washington, PA Director since 2009
Biography: Mr. Mele is President of Fidelio Insurance Company, a health insurance company specializing in underwriting group dental insurance and President of Dental Delivery Systems, Inc., a dental HMO with over 50,000 enrollees in PA, NJ and NY. Mr. Mele served as Chairman of the Montgomery County, Pennsylvania Board of Commissioners from 1992 to 2000. He has also been a member of the Board of Directors of the Southeastern Pennsylvania Transportation Authority from 1997 to 2001 and a member of the Board of the Pennsylvania Liquor Control Board from 1980 to 1987. Age: 68.

Qualifications: Mr. Mele has 34 years of experience as the president of a health insurance company and over 20 years of experience in various state and local governmental organizations. He has held leadership roles in various cultural and civic organizations. He also has B.A and M.A. degrees in physics. The Board of Directors has determined that Mr. Mele is an independent director. The Board of Directors views Mr. Mele’s independence, his experience with health insurance issues and state and local government, his science education and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board of Directors’ conclusion that Mr. Mele should serve as a director of the Company.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2011
Ellen T. Ruff Charlotte, NC Director since 2006
Biography: Ms. Ruff is President, Office of Nuclear Development, for Duke Energy Corporation, a leading energy company focused on electric power and gas distribution operations, and other energy services in the Americas. From April 2006 through December 2008, Ms. Ruff was President of Duke Energy Carolinas, one of the nation’s largest electric utilities that provide electricity and other services to customers in North Carolina and South Carolina. Ms. Ruff joined the Duke Energy organization in 1978 and has held various positions since then, including most recently, Vice President and General Counsel of Corporate, Gas and Electric Operations in January 1999, Senior Vice President and General Counsel for Duke Energy in February 2001, Senior Vice President of Asset Management for Duke Power in August 2001, Senior Vice President of Power Policy and Planning in February 2003, Group Vice President of Power Policy and Planning in March 2004 and Group Vice President of Planning and External Affairs in March 2005. Ms. Ruff serves on the Executive Committee of the North Carolina Citizens for Business and Industry Board of Directors. Age: 61.

Qualifications: Ms. Ruff has over 30 years of experience with a major utility company in various management, operations, legal, planning and public affairs positions. Ms. Ruff has lived and worked in North Carolina, an important area of the Company’s operations, for many years. Ms. Ruff has served as a member of the Company’s Executive Compensation Committee since 2006. The Board of Directors has determined that Ms. Ruff is an independent director. The Board of Directors views Ms. Ruff’s independence, her experience with various aspects of the utility industry, her knowledge of North Carolina and her demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board of Directors’ conclusion that Ms. Ruff should serve as a director of the Company.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2012
Nicholas DeBenedictis Ardmore, PA Director since 1992
Biography: Mr. DeBenedictis has served as Chief Executive Officer of the Company since July 1992 and Chairman of the Board since May 1993. He also serves as Chairman and Chief Executive Officer of the Company’s principal subsidiaries, including Aqua Pennsylvania, Inc. Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon). From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Exelon Corporation, and P.H. Glatfelter Company and served as a director or Met-Pro Corporation until February 2010. He also serves on the Boards of Pennsylvania area nonprofit, civic and business organizations. Age: 64.

Qualifications: In addition to his knowledge and experience as the Company’s Chief Executive Officer since 1992 and his prior experience as a senior executive of a major electric utility, Mr. DeBenedictis has experience as the head of Pennsylvania’s environmental regulatory agency. He serves as a director of two other public companies, including as a member of the corporate governance, audit and compensation committee of those companies. Mr. DeBenedictis has also held leadership positions with various, educational, civic and charitable institutions. The Board of Directors views Mr. DeBenedictis’ experience with various aspects of the utility industry and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board of Directors’ conclusion that Mr. DeBenedictis should serve as a director of the Company.

Richard H. Glanton Philadelphia, PA Director since 1995	Biography: Mr. Glanton is Chairman of the Philadelphia Television Network, a privately-held media company. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003 to 2008. From 1983 to 2003 he was a partner at the law firms of Wolf Block LLP (1983 to 1986) and Reed Smith LLP (1986 to 2003). Mr. Glanton is a director of The GEO Group, Inc. and Mistras Group, Inc. Age: 63.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2012

Qualifications: Mr. Glanton has more than 25 years of legal experience in law firms and 13 years of executive experience as President of The Barnes Foundation for more than eight years from 1990 to 1998 and at Exelon. Mr. Glanton has approximately 28 years of continuous experience serving on boards of publicly traded companies. He has served as a director on boards of five publicly-traded companies, four of which are traded on the NYSE and one, CGU, on the United Kingdom Stock Exchange. He served as a Director of CGU of North America, a British based Insurance Company, from 1983 to 2003 when it was sold to White Mountain Group of Exeter New Hampshire and Berkshire Hathaway. He was a member of both, its Executive and Audit Committees during his 20 year tenure on that board. From 1990 until 2003, he served as Director of PECO Energy and Exelon Corporation Boards until he resigned to assume a senior management position within the Company at the request of its Chairman. He served on Executive, Audit and Governance Committees of PECO/Exelon. He has been a director of the GEO Group since 1998, where he serves on its three Member Executive Committee, Chairman of the Audit and Finance Committee and a Member of its Governance and Compensation Committees. He has served as Chairman of Aqua’s Governance Committee since 2005. The Board has determined that Mr. Glanton is an Independent Director. The Board of Directors views Mr. Glanton’s independence, his experience in utility acquisitions, his experience as a director of other publicly-traded Companies and his demonstrated leadership roles in other business activities as important qualifications, skills and experience for the Board of Directors’ conclusion that Mr. Glanton should serve as a director of the company.

Lon R. Greenberg Wyndmoor, PA Director since 2005
Biography: Mr. Greenberg has been Chairman of the Board of Directors of UGI Corporation since August 1996 and Chief Executive Officer since August 1995. He was formerly President (July 1994 to August 2005), Vice Chairman of the Board (1995 to 1996) and Senior Vice President – Legal and Corporate Development (1989 to 1994) of UGI Corporation. Mr. Greenberg is a member of the Board of Trustees of Temple University and the Temple University Health System. Mr. Greenberg also serves as a director of UGI Utilities, Inc. and AmeriGas Propane, Inc. Age: 59.

Qualifications: Mr. Greenberg has over 20 years of experience in various executive, legal and corporate development roles with a major gas utility company and international distributor or propane. He is also Chairman of the nation’s largest retail propane marketer. He is a member of the Board of Trustees of a major university in Philadelphia and the university’s health system. Mr. Greenberg has served as a member of the Company’s Executive Compensation Committee since 2005 and a member of the Company’s Audit Committee since 2009. Mr. Greenberg has also held leadership positions with various civic and charitable institutions. The Board of Directors has determined that Mr. Greenberg is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Mr. Greenberg’s independence, his experience with various aspects of the utility industry, his experience as an executive of a non-utility business and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board of Directors’ conclusion that Mr. Greenberg should serve as a director of the Company.

CORPORATE GOVERNANCE

     The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com.

DIRECTOR INDEPENDENCE

     The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship such director may have with the Company. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:
  the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years an executive officer of the Company;

  (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

  the director or an immediate family member is or, has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;

  the director is an executive officer or employee, or someone in her/his immediate family is an executive officer, of another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues; or

  the director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent, of the charitable organization’s consolidated gross revenues.
     In addition to these categorical standards, no director will be considered independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder, director or officer, of an organization that has a relationship with the Company). When making independence determinations, the Board of Directors broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company. Transactions, relationships and arrangements between directors or members of their immediate family and the Company that are not addressed by the categorical standards may be material depending on the relevant facts and circumstances of such transactions, relationships and arrangements. The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations:

1.	The Company made contributions to charitable or civic organizations for which the following directors serve as directors, trustees or executive officers: Ms. Carroll, Mr. Glanton, Mr. Greenberg, Mr. Hankowsky, Mr. Mele and Mr. Sordoni. None of the Company’s contributions exceeded the greater of $1,000,000 or 2% of the recipient organization’s annual revenues.

2.	The Company purchases energy at normal tariff rates from Exelon Corporation, Duke Energy Corporation and UGI Corporation or their affiliates for which Mr. Glanton, Ms. Ruff and Mr. Greenberg, respectively, serve or served as executive officers. The amounts paid by the Company to these other entities are not material to these other entities.

3.	The Company provides water service at normal tariff rates to Liberty Property Trust, UGI Corporation, Exelon Corporation and Duke Energy Corporation or their affiliates for which Mr. Hankowsky, Mr. Greenberg, Mr. Glanton and Ms. Ruff, respectively, serve or served as executive officers. The amounts paid to the Company by these other entities are not material to these other entities.

4.	Mr. DeBenedictis is a member of the board of directors, but not the compensation committee, of Exelon Corporation, for which Mr. Glanton served as an executive officer until 2008.

5.	Mr. DeBenedictis serves on the board of directors of other companies and of civic or charitable organizations with Mr. Greenberg, Mr. Hankowsky, Mr. Smoot and Mr. Sordoni.

6.	The Company has paid Liberty Property Trust amounts under the Company’s normal developer refund agreement and Mr. Hankowsky serves as an executive officer of Liberty Property Trust. The Company has banking arrangements with Citizens Financial Group or its affiliates and Mr. Hankowsky is a member of the Board of Directors of Citizens Financial Group. The amounts paid by the Company to these other entities are not material to these other entities.

     Based on a review applying the categorical standards set forth in the Company’s Corporate Governance Guidelines and considering the relevant facts and circumstances of the transactions, relationships and arrangements between the directors and the Company described above, the Board of Directors has affirmatively determined that each nominee for director and each of the Company’s other directors, other than Mr. DeBenedictis, the Company’s Chief Executive Officer, is independent.

     In 2005, the Board of Directors approved share ownership guidelines that require each director to own shares of Company common stock having a value equal to five times the annual cash retainer for directors. Directors have up to five years to attain this guideline share ownership level. As of March 15, 2010, seven directors met these guidelines. One director who joined the Board of Directors in 2006 has not yet met the guidelines.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

     The Board of Director’s current policy is that the positions of Chairman and Chief Executive Officer be held by the same person. The Board of Directors believes that this leadership structure has served the Company well over the years by providing unified leadership and direction and, in combination with the Company’s other corporate governance policies and procedures, is in the best interests of the Company’s shareholders. The Board of Directors may separate these positions in the future should circumstances change, such as in connection with a transition in leadership.

     The Board of Directors annually elects a lead independent director to coordinate the activities of the other independent directors and enhance the role of the independent directors in the overall corporate governance of the Company. Unless otherwise determined by the Board, the director elected annually to serve as the Chair of the Corporate Governance Committee will also serve as the lead independent director. The duties and powers of the lead independent director include:
  presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  serving as liaison between the independent directors and the Chairman of the Board;

  consulting with the Chairman of the Board on meeting agendas and information provided to the Board for meetings, including the authority to add items to the agendas for any such meeting;

  reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  having the authority to call executive sessions of the independent directors and to prepare the agendas for such executive sessions;

  serving as the Board’s liaison for consultation and communications with shareholders on behalf of the independent directors;

  serving as a member of the Executive Committee;

  in the event of the death or incapacity of the Chairman and Chief Executive Officer, becoming the acting Chairman of the Board until a new Chairman is selected; and

  having the authority (on behalf of the independent directors) to engage such legal, financial or other advisors as the independent directors shall deem appropriate at the expense of the Company and without consultation or the need to obtain approval of any officer of the Company.
OVERSIGHT OF RISK MANAGEMENT

     The Board oversees management’s risk management activities through a combination of processes. Management has developed a Company-wide Enterprise Risk Management process intended to identify, prioritize and monitor key risks that may affect the Company. At least annually, the Board reviews this Enterprise Risk Management process and management presents a report on the status of the risks and metrics used to monitor those risks to the Board. The Audit Committee, in consultation with the management, the independent registered public accountants, and the internal auditors, discusses the Company’s policies and guidelines regarding risk assessment and risk management as well as the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Executive Compensation Committee considers the risks that may be presented by the structure of the Company’s compensation programs and the metrics used to determine individual compensation under that program. In addition, two members of the Audit Committee are also members of the Executive Compensation Committee, which allows for the sharing of information concerning the risk assessment and risk management reviewed by the Audit Committee with the Executive Compensation Committee in its consideration of the Company’s compensation policies and practices. The Corporate Governance Committee leads an annual discussion by the Board of Directors regarding the Company’s strategic plans and management’s performance with respect to such plans. The Board believes that the present leadership structure of having the same person serve as the Chairman and Chief Executive Officer of the Company, along with the important risk oversight functions performed by the Audit Committee, the Executive Compensation Committee and the full Board, permits the Board to effectively perform its role in the risk oversight of the Company.

CODE OF ETHICS

     The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as defined by the rules adopted by the SEC pursuant to Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code of Ethical Business Conduct covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company’s Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officers or directors) on its Web site.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

     The Board has a written policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under SEC regulations. The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying any related party transaction. The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

BOARD AND BOARD COMMITTEES

     The Board of Directors held five meetings in 2009. The Company’s Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Corporate Governance Committees. The Board may also from time to time appoint an ad hoc Finance Committee to approve the terms of the Company’s financings. The Pension Committee, which is comprised of senior management of the Company, reports periodically to the Board of Directors. Ms. Carroll serves as an advisor to the Pension Committee. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each such director served in 2009. The Board of Directors encourages all directors to attend the Company’s Annual Meeting of Shareholders. All the directors were in attendance at the 2009 Annual Meeting of Shareholders.

     Each of the standing Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com.

     The current members of the standing Committees of the Board of Directors are as follows:

Executive Committee	Executive Compensation Committee	Audit Committee
Nicholas DeBenedictis*	William P. Hankowsky*	Richard L. Smoot*
Richard H. Glanton	Lon R. Greenberg	Lon R. Greenberg
William P. Hankowsky	Ellen T. Ruff	William P. Hankowsky
Richard L. Smoot		Andrew J. Sordoni, III

Corporate Governance Committee
Richard H. Glanton*
Mary C. Carroll
Mario Mele
____________________

*	Chairman

Executive Committee

     The Company’s Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain specified exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 2009. The Executive Committee currently has four members, and the Chairman of the Board of Directors serves as Chairman of the Executive Committee.

Audit Committee

     The Audit Committee is composed of four directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the NYSE listing requirements and applicable SEC rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee are financially literate and are audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee was required to meet at least four times during the year and met four times during 2009. The Audit Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements, and to monitor the independence of the Company’s independent registered public accounting firm. The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm.

     The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that such services are compatible with the independent registered public accounting firm maintaining its independence. For more information, see the Audit Committee Report on page 44.

Executive Compensation Committee

     The Executive Compensation Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements. The Executive Compensation Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The Executive Compensation Committee has the power to, among other things, administer and make awards under the Company’s equity compensation plans. In addition, the Executive Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of such executive officers and the Company’s Chief Executive Officer for the ensuing year. The Executive Compensation Committee held three meetings in 2009.

Corporate Governance Committee

     The Corporate Governance Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements. The Corporate Governance Committee operates pursuant to a Board-approved charter which states its duties and responsibilities, which include identifying and considering qualified nominees for directors and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. In addition, the Chairman of the Corporate Governance Committee conducts corporate governance discussions in executive sessions with the Board of Directors. The Corporate Governance Committee also reviews and approves, ratifies or rejects related person transactions under the Company’s written policy with respect to related person transactions. The Corporate Governance Committee met twice during 2009.

OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 15, 2010 with respect to shares of Common Stock of the Company beneficially owned by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

Name and Address of	Sole voting and sole	Shared voting and		Amount and Nature of	Percent of
Beneficial Owner	investment power(1)	shared investment power		Beneficial Ownership	Class(2)
1) Certain beneficial owners:

BlackRock, Inc. (3)	7,156,792	—		7,156,792	5.23%
40 East 52nd Street
New York, NY 10022

2) Directors (including nominees) and executive officers:

Mary C. Carroll	16,279	3,556	(4)	19,835	*
Nicholas DeBenedictis	770,947	272,276	(5)	1,043,223	*
Christopher H. Franklin	114,135	—		114,135	*

Name and Address of	Sole voting and sole		Shared voting and		Amount and Nature of	Percent of
Beneficial Owner	investment power(1)		shared investment power		Beneficial Ownership	Class(2)
Richard H. Glanton	8,323		—		8,323	*
Lon R. Greenberg	6,000		6,200	(6)	12,200	*
William P. Hankowsky	8,860		—		8,860	*
Karl M. Kyriss	96,190		913	(7)	97,102	*
Mario Mele	4,000		14,082	(8)	18,082	*
Ellen T. Ruff	5,000		—		5,000	*
David P. Smeltzer	180,127		23,916	(9)	204,043	*
Richard L. Smoot	17,462		—		17,462	*
Andrew J. Sordoni	48,686		12,536	(10)	61,222	*
Roy H. Stahl	249,340		20,000	(11)	269,340	*

3) All directors, nominees and executive officers as a group (15 persons)
	1,708,360	(12)	377,517	(13)	2,085,876	1.52%
____________________

*	Less than 1%

(1)	Includes shares held under the Company’s 401(k) Plan. Also includes the following number of shares issuable upon exercise of outstanding stock options exercisable on or before May 31, 2010: 337,650 shares issuable to Mr. DeBenedictis; 175,175 shares issuable to Mr. Stahl; 138,782 shares issuable to Mr. Smeltzer; 74,496 shares issuable to Mr. Kyriss; and 90,683 shares issuable to Mr. Franklin.

(2)	Percentage of ownership for each person or group is based on 136,940,424 shares of Common Stock outstanding as of March 15, 2010 and all shares issuable to such person or group upon exercise of outstanding stock options exercisable within 60 days of that date.

(3)	The information for BlackRock, Inc. was obtained from the Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

(4)	The shareholdings indicated are owned of record by Mrs. Carroll’s husband.

(5)	The shareholdings indicated include 133,023 shares owned by Mr. DeBenedictis’ wife, including 120,000 shares in a Trust for which his wife is trustee.

(6)	The shareholdings indicated are owned jointly with Mr. Greenberg’s wife.

(7)	The shareholdings indicated are owned jointly with Mr. Kyriss’ wife.

(8)	The shareholdings indicated include 3,666 shares owned by the Fidelio Foundation for which Mr. Mele is trustee, 6,416 shares owned by Dental Delivery Systems, Inc. of which Mr. Mele is President and 4,000 shares owned by Mele Brothers Realty of which Mr. Mele is partner.

(9)	The shareholdings indicated are owned jointly with Mr. Smeltzer’s wife.

(10)	The shareholdings indicated include 2,000 shares owned of record by Mr. Sordoni’s wife and 10,536 shares owned by a trust for the benefit of Mr. Sordoni’s children and with respect to which Mr. Sordoni’s wife is trustee.

(11)	The shareholdings indicated are owned jointly with Mr. Stahl’s wife.

(12)	The shareholdings indicated include 965,539 shares issuable to such group upon exercise of outstanding stock options exercisable on or before May 31, 2010.

(13)	The shareholdings indicated include 377,517 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members or (iv) in trusts for adult children.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     In this Compensation Discussion and Analysis, we address the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our “named executive officers.”

Objectives of Aqua America’s Compensation Program

     Our executive compensation program is designed to motivate our executives to achieve our goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment.

     Toward that end, our compensation program is designed to meet the following objectives:
  provide compensation levels that are competitive with those provided by other companies with which we may compete for new executive talent;

  motivate executives to achieve annual customer service-oriented objectives and strategic business initiatives and reward them for their performance in achieving these objectives and initiatives;

  create a strong link between the compensation of our executives and our financial performance and shareholder value; and

  retain executives of significant abilities.
     In administering the executive compensation program, the Executive Compensation Committee (the “Compensation Committee”) attempts to strike an appropriate balance among the elements of our compensation program to achieve the objectives described above. Each of the elements of the program is discussed in greater detail below. In reviewing the Company’s overall compensation program in the context of the risks identified in the Company’s enterprise risk management processes, the Committee does not believe that the risks the Company faces are correlated with the Company’s compensation programs and, therefore, the Committee does not believe that the program creates a reasonable likelihood of a material adverse affect on the Company.

Elements of Aqua America’s Compensation Program

     Our executive compensation program is composed of the following six elements, which we believe are important components of a well-designed, balanced, and competitive compensation program:
  Base Salary

  Annual Cash Incentive Awards (referred to as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 27)

  Equity Incentives and stock ownership guidelines

  Retirement Benefits

  Non-Qualified Deferred Compensation Plans

  Change-in-Control Agreements
     We utilize these six elements to achieve the objectives of our compensation program as follows:
  competitively benchmarked base salaries are designed to attract and retain executives consistent with their talent and experience, market-based salary increases are designed to recognize the executive’s performance of their duties and responsibilities and promotions and related salary increases are designed to encourage executives to assume increased job duties and responsibilities;

  annual cash incentive awards are intended to reward executives and other employees for improving the quality of service to our customers, controlling the cost of service to our customers by managing expenses and improving performance, achieving economies of scale by the acquisition of additional water and wastewater systems that can benefit from our resources and expertise, and enhancing our financial viability and performance by the achievement of annual objectives;
  equity incentives and stock ownership guidelines are designed to align the interests of our executives with our shareholders, to encourage executives to maintain a significant ownership interest in the Company, to reward executives and other employees for enhancing our financial health and performance and achieving increases in shareholder value and to help retain executives due to the longer term nature of these incentives;

  retirement benefits are intended to assist executives and other employees to provide income for their retirement;

  our non-qualified deferred compensation plan is designed to allow eligible executives to defer current income until a later date, either following retirement or other separation from employment; and

  change-in-control agreements with selected executive officers are designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of Aqua America and to enable the executives to impartially evaluate such a transaction.
     As used in this Compensation Discussion and Analysis, the total of base salary and annual cash incentive compensation is referred to as “total cash compensation” and the total of base salary, annual cash incentive compensation and equity incentive compensation is referred to as “total direct compensation”.

Benchmarking Competitive Compensation and the Role of the Committee’s Consultant

     The Compensation Committee has retained Towers Watson, a nationally-recognized compensation consulting firm, as the Committee’s consultant to assist the Committee in designing and assessing the competitiveness of our executive compensation program. Annually, the Compensation Committee has the consultant develop a market rate or benchmark for base salary, total cash compensation and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each market rate represents the compensation level which would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and in an organization of similar size and type as the Company. In light of the broad scope of responsibilities for the Chief Executive Officer, he is in a higher salary grade than the other named executive officers and is paid commensurately more.

     In developing the market rates for the executive officers, the consultant uses survey data from utility companies in the consultant’s utility industry database, an independent water utility compensation survey, and the consultant’s general industry database, which together is referred to as the “Composite Market”. The Composite Market is composed of approximately 60 companies from the consultant’s utility industry database, 8 water utility companies from the independent water utility database and approximately 750 companies that participate in the consultant’s general industry database. The Company has no involvement in the selection of the companies that are included in these databases. Information on compensation for positions in these databases with similar scopes of responsibilities is compared primarily based on the revenues of the organizations in the databases. For instance, a chief executive officer in a company with higher revenues is usually paid more than a chief executive officer in a company with lower revenues. Due to the relatively limited number of investor-owned water utility companies, the Compensation Committee believes that using this broad survey data provides reasonable and reliable data for determining competitive compensation levels. Towers Watson uses regression analysis to size-adjust the survey data for each named executive officer’s scope of responsibilities, where possible.

     In measuring the competitiveness of the Company’s executive compensation program, the Compensation Committee compares:
  the executive officer’s total cash compensation to the market rate for the executive’s position at the 50th percentile of compensation levels for size-adjusted utility companies in the Composite Market; and

  the executive officers equity incentives to the market rate for the executive’s position at the 50th percentile of a 50/50 blend of size-adjusted utility companies and general businesses in the Composite Market. We believe that a blended approach is appropriate for equity incentives in order to place a strong focus on creating value for Aqua America’s shareholders and to enable us to compete for talent both within and outside of the traditional utility industry.

     The Committee considers target total direct compensation levels that are within a range of 15% of the market rates developed by the consultant for each position to be competitive. Variances within this range can be a result of performance, experience and other factors. At the beginning of 2010, the average of the total cash compensation for the Company’s five named executive officers was 7% below the competitive benchmark, and the average of the total direct compensation for the Company’s five named executive officers was 3% below the competitive benchmark. Since it is impossible to predict the extent to which performance objectives and financial targets will be achieved, annual cash incentives are valued at their target value and equity awards are valued at their value at the time of grant for purposes of setting the portion of the executive’s total compensation package represented by these elements. Payouts of prior cash incentives and changes in the value of equity incentives granted in previous years are not taken into account in determining the amounts of current awards because annual incentives are intended to reward annual performance and the Committee makes grants of equity incentives based on their grant date value and the applicable competitive benchmarks for each executive’s position.

      The Committee’s compensation consultant, Towers Watson, also provides actuarial and related consulting services to the Company in connection with the Company’s retirement plans. Towers Watson was selected by the Committee as its consultant for executive compensation matters independent of any consideration of the services that Towers Watson provides for the Company’s retirement plans. None of the Towers Watson consultants that provide the actuarial and benefit consulting services are involved in any of the executive compensation consulting services provided to the Committee and none of the Towers Watson executive compensation consultants are involved in any of the actuarial and benefit consulting services provided to the Company. Towers Watson has served as the actuary for the Company’s retirement plans for many years and its knowledge and experience with the Company’s plans and with the utility industry are considered valuable by the Company. In 2009, the fees paid to Towers Watson for services in connection with the Company’s retirement plans were $685,000 and the fees paid to Towers Watson for services in connection with executive and director compensation were $68,000. The Committee views Towers Watson as an independent consultant to the Committee.

Determination of Actual Compensation

     The Committee determines the actual amount of each element of annual compensation to award to the Company’s executive officers, including the named executive officers, with the goal of having the target total direct compensation for the executive officers around a range of +/- 15% of the market rate for their position over time. We emphasize pay for performance, especially for our higher level executives. Therefore, the named executive officers tend to receive a sizable portion of their total annual compensation from annual cash incentives and equity incentives. In addition, the percentages of total direct compensation represented by base salary, annual cash incentives and equity incentives for the named executive officers are in line with the percentages represented by these elements of total direct compensation for the competitive market rate benchmarks.

Base Salary

     A competitive base salary is necessary to attract and retain a talented and experienced workforce. Actual salaries for the named executive officers are determined by the Committee by considering both the market rate for the position and internal equity with both the other named executive officers and other employees in the Company. The Committee’s goal is to maintain base salaries around a range of +/- 15% of the market rate over time for each of the named executive officers, although deviations from this goal may occur due to promotions, the executive’s performance and the time the executive has been in a particular salary grade. Base salaries are considered for adjustment annually and adjustments are based on general movement in external salary levels, changes in the market rate for the named executive officers’ positions, individual performance, internal equity and changes in individual duties and responsibilities. For 2009, the salary increases for the named executive officers averaged 3.7%.

Annual Cash Incentive Awards

     Annual cash incentives under the Annual Cash Incentive Compensation Plan are intended to motivate management to focus on the achievement of annual objectives that will, among other things, improve the level of service to our customers, control the cost of service and enhance our financial performance. The annual cash incentive portion of the compensation package is based on a target incentive award for each executive, which is stated as a percentage of their base salary. The Compensation Committee selects a target annual incentive percentage for each executive so that the executive’s target total cash compensation, consisting of base salary and target annual cash incentive, when combined with the executive’s target equity incentives, is generally around a range of +/- 15% of the total direct compensation for the market rate for that position.

     Actual annual incentive awards for executive officers are calculated using the following formula:

Salary x Target Incentive Percentage x Company Factor x Individual Factor

     The Individual Factor is a percentage based on the executive’s performance against individual objectives established each year. The Company Factor is a percentage based on the performance of the Company, or the appropriate business unit of the Company, against an annual financial target.

     The Company Factor ranges from 35%, if 75% of the annual financial performance target is achieved, to 125%, if 110% or more of the annual financial target is achieved. Under the Annual Cash Incentive Compensation Plan, the Company Factor will be 0% if the company or business unit does not achieve at least 75% of the annual financial performance target, 60% if the company or business unit achieves 90% of its financial target and 100% if the company or business unit achieves 100% of its financial target. We feel that this approach strikes a reasonable balance between pay for performance and encouraging our management team to make appropriate decisions for the longer-term interest of the Company. For the period of 2007 through 2009, the Company Factors for the executives have ranged from 66% to 96%.

     The financial performance target for determining the Company Factor for executives with overall corporate responsibilities has been Aqua America’s budgeted annual net income. The financial performance target for executives with operating unit responsibilities has been a combination of Aqua America’s budgeted annual net income and the budgeted annual earnings before interest, taxes and depreciation (“EBITD”) of the executive’s particular operating unit or units. By tying the Company Factor for executives with operating unit responsibilities primarily to the financial performance of their operating unit or units, we believe that the operating executives will have a closer correlation between their actions and the Company Factor component of their annual cash incentive compensation. EBITD was chosen as the appropriate financial measure for operating unit executives since these executives do not have direct responsibility for decisions affecting interest, taxes and depreciation charges. In the case of both the net income and EBITD measures, adjustments may be made to actual results to reflect the impact of unbudgeted extraordinary gains or losses, changes in accounting principles and other factors as deemed appropriate by the Compensation Committee.

     The 2009 Company Factor for the named executive officers was determined based on the following financial measures:

	Aqua	Mid-
	America	Atlantic	Aqua	Southern
	Net	Division	Pennsylvania	Division
	Income	EBITD	EBITD	EBITD
Nicholas DeBenedictis	100%	—	—	—
David P. Smeltzer	100%	—	—	—
Roy H. Stahl	100%	—	—	—
Karl M. Kyriss	20%	80%	—	—
Christopher H. Franklin	30%	—	40%	30%

     For purposes of determining the Company Factor for 2009, the range of Aqua America’s net income and business unit EBITD was as follows:

2009
Aqua America Net income	$82,983,750 to $121,709,500
Mid-Atlantic EBITD	$189,250,500 to $277,567,400
Aqua Pennsylvania EBITD	$182,922,750 to $268,286,700
Southern EBITD	$34,106,250 to $50,022,500

     The Individual Factor ranges from 0% to 150% and is determined based on the individual executive’s performance against objectives established for the executive each year, along with discretionary points based on the individual’s performance. Each named executive officer has approximately ten individual objectives each year. The Committee approves the objectives for the Chief Executive Officer, and the Chief Executive Officer approves the objectives and point weighting for each objective for the other executive officers. The other executives must achieve objectives with a point rating of at least 70 points to be eligible to receive an annual cash incentive award. Up to 40 discretionary points can be awarded for exceptional performance or for achievements on matters not covered by the executive’s original objectives, for a maximum total Individual Factor of 150%. For the Chief Executive Officer, the Individual Factor is based on the Committee’s overall assessment of his achievements on his objectives up to a total of 150 points for all the objectives combined. Thus, the maximum Individual Factor rating he can achieve is 150% based on achieving all of his objectives for the year as determined by the Compensation Committee.

     The individual annual objectives established for the executive officers, including the named executive officers, will vary depending on their primary areas of responsibility, but the majority of the objectives can be categorized into common areas of emphasis. These common areas of emphasis are customer growth and strategy, improving customer service, cost control, performance improvement, compliance and revenue improvement. The Company considers the executive officers’ annual objectives achievable, but challenging. For the period of 2007 through 2009, the Individual Factors achieved by the executives based on their performance against their objectives and discretionary points have ranged from 70% to 145%. The individual objectives for the named executive officers in 2009 focused on the following areas:

     Nicholas DeBenedictis
  Strategic planning

  Succession planning

  Customer and revenue growth

  Operational efficiency

  Managing controllable costs

  Customer service

  Information systems implementation
     David P. Smeltzer
  Rate case management

  Debt financing

  Operating cost control

  Sarbanes-Oxley Act compliance

  Information systems implementation
     Roy H. Stahl
  Outside legal expense control

  Pension investment management

  Business continuity planning

  Litigation and claims management

  Operating cost control
     Karl M. Kyriss
  Operating cost control

  Capital project and budget management

  Organizational change management

  Customer and revenue growth

  Labor relations management
     Christopher H. Franklin
  Rate case management

  Water quality

  Operational efficiencies

  Organizational change management

  Operating cost control
     Actual cash incentive awards under the Annual Cash Incentive Compensation Plan for the named executive officers are established by the Committee based on the applicable Company Factor, certified by the Company’s Chief Financial Officer, and each executive officer’s Individual Factor. For the Chief Executive Officer, the Committee determines his Individual Factor based on the Committee’s assessment of the Chief Executive Officer’s performance against his objectives. For the other named executive officers, the Committee reviews and approves the Individual Factors based on the Chief Executive Officer’s assessment of the named executive officers’ performance against their objectives and possible discretionary points recommended by the Chief Executive Officer. Regardless of Aqua America’s financial performance, the Compensation Committee retains the authority to determine the final Company Factor, and the actual payment and amount of any annual cash incentive award is always subject to the discretion of the Compensation Committee. The Compensation Committee has not exercised this discretion to grant an annual cash incentive to a named executive officer outside of the provisions of the Plan or to deny a cash incentive award to a named executive officer that was otherwise earned under the Plan.

Equity Incentives

     Our use of equity incentives is intended to (1) align executive compensation with the enhancement of our financial stability and performance, and with shareholder interests by providing the participants with a long-term equity interest in Aqua America and (2) attract and retain talented employees. Under the terms of our 2009 Omnibus Equity Compensation Plan, the Compensation Committee and the Board of Directors may grant stock options, dividend equivalents, stock units, stock awards, stock appreciation rights and other stock-based awards to officers, directors, key employees and key consultants of Aqua America and its subsidiaries who are in a position to contribute materially to the successful operation of our business.

     As part of its review of the total compensation package for our executives, the Compensation Committee annually reviews our equity incentive compensation program. The Compensation Committee has used a combination of stock options, dividend equivalents and restricted stock, and may use other forms of equity awards under the 2009 Omnibus Equity Compensation Plan in the future, to link executive long-term incentives to the enhancement of our long-term financial stability and performance and shareholder interests.

     Stock options have been the predominant form of equity incentive used by the Compensation Committee, since the Compensation Committee believes that stock options can provide a cost-effective method of achieving the objectives of the equity incentives. Stock option grants generally vest ratably over a period of three years following the date of grant. Dividend equivalents are used to supplement the stock option awards and to motivate executive performance to achieve results that will enable us to increase dividends for our shareholders. The Compensation Committee generally awards a number of dividend equivalents equal to the number of shares underlying stock options awarded to the executives each year. The Compensation Committee has used restricted stock on a selective basis to supplement the option and dividend equivalent awards to achieve target equity incentive levels for certain executives and as a retention tool for selected executives. The actual number of stock options, dividend equivalents and shares of restricted stock granted each year to the named executive officers is determined by the Committee so that the value of these awards when combined with the named executive officers’ base salary and target annual cash incentives, brings the named executive officers’ total direct compensation generally around a range of +/- 15% of the target total direct compensation for these positions over time.

     Each dividend equivalent entitles the grantee to receive, in the future, an amount of cash compensation equal to the dividends paid by Aqua America on a share of Common Stock for a particular period of time referred to as the accumulation period. For the dividend equivalents awarded to date, the Compensation Committee has set this accumulation period as four years from the date of grant. Dividend equivalents accrued for a grantee from the date of grant through March 1 of the following year will be paid to the grantee by March 15 of the year following the year of grant. Subsequent dividend equivalents accrued from March 2 of one year to March 1 of the following year through the end of the applicable accumulation period will be paid by March 15 of that following year. In all cases, payment of the dividend equivalents is conditioned on the grantee being a full-time employee of the Company or its subsidiaries on the March 1 preceding the payment date, unless the grantee’s termination was a result of death, disability or retirement, as defined in the Company’s equity compensation plan.

     From time to time, the Committee will make restricted stock grants that vest at the end of a given period of time or in increments over a period of years on the anniversaries of the grant date. For the grants of restricted stock to the named executive officers, vesting is subject to achievement of certain performance criteria. For the restricted stock grants made to date, these performance criteria require an increase in our annual operating income over previous periods.

     The Compensation Committee bases its equity incentive awards for the executives each year on the competitive levels for these awards as described above and does not consider any increase or decrease in the value of past equity incentive awards in making this decision. The Compensation Committee has the discretion to accelerate the vesting of stock options and restricted stock grants and shorten the payment date for dividend equivalents despite the failure to achieve the designated performance criteria.

     In considering the number of stock options to be granted in total to all employees each year, the Compensation Committee considers the number of options outstanding and the number of options to be awarded as a percentage of Aqua America’s total shares outstanding. The number of options granted annually to all employees has been less than 1.0% of Aqua America’s total shares outstanding.

     It is our long-standing practice to set the exercise price for stock options equal to the fair market value of Aqua America’s stock on the date of grant, which is the closing price for our common stock on the date of grant.

     Awards of stock options, dividend equivalents and restricted stock are generally all made on the same grant date. It is our policy to make the grant date of equity compensation grants (options, dividend equivalents and restricted stock) the date that the Compensation Committee approves the grants, which is either the date of the Committee’s meeting or the date of the Board meeting following the Committee’s meeting. The meeting dates for all Board and Compensation Committee meetings, including the dates for the Compensation Committee to approve the equity grants is set in advance, subject to changes for scheduling conflicts, and is independent of the timing of our disclosure of any material non-public information other than our normal annual earnings release.

     The performance criteria, designated by the Committee that must be achieved in order for the installments of restricted stock grants that are subject to such criteria to vest, has been period-over-period increases in operating income for the Company. Adjustments may be made to actual operating income results to reflect the impact of unbudgeted extraordinary gains or losses, certain non-cash charges arising from changes in accounting or fair value and other factors as deemed appropriate by the Compensation Committee.

Retirement Plans

     Our qualified retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Our non-qualified retirement plans are intended to: (1) provide executives with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in our qualified pension plan by providing the benefits that are limited under current Internal Revenue Service regulations; and (2) provide our Chief Executive Officer with a total retirement benefit based on 25 years of service at normal retirement age. Starting in 2009, the Company began to fund the trust for the benefits under the non-qualified retirement plans using trust-owned life insurance. An executive’s retirement benefits under our qualified and non-qualified retirement plans are not taken into account in determining the executive’s current compensation.

Non-qualified Deferred Compensation Plans

     We maintain a non-qualified Executive Deferred Compensation Plan that allows eligible members of management to defer all or a portion of their salary and annual cash incentives, which enables participants to save for retirement and other life events in a tax-effective manner. Through December 31, 2008, deferred amounts accrued interest at the rate of one percent over the prime rate of interest or could also be used to purchase universal life insurance. Starting January 1, 2009, deferred amounts, including previous deferrals, will be deemed invested in one or more mutual funds selected by the participant under trust-owned life insurance policies on the lives of eligible executives. In addition, in order to provide executives with the full company matching contribution available to other employees, executives who choose to defer up to six percent of their salary under one of Aqua America’s 401(k) plans, but do not receive the full Aqua America matching contribution under the plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($15,500 for 2007 and 2008 and $16,500 for 2009), receive the portion of the Aqua America matching contribution that would otherwise be forfeited by the executive as an Aqua America contribution into the Executive Deferral Plan. Effective January 1, 2009, the Company has also begun to fund the trust holding amounts deferred by the participants in the Executive Deferral Plan using trust-owned life insurance. An executive’s deferrals, Aqua America’s contributions and earnings on deferrals and contributions under our non-qualified deferred compensation plan are not taken into account in determining the executive’s current compensation.

Change-in-Control Agreements

     We maintain change-in-control agreements with certain executives, including the named executive officers. The change of control agreements entered into with executive officers are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change of control of Aqua America and to enable the executives to impartially evaluate such a transaction. Under the terms of these agreements, the covered executives are entitled to certain severance payments and continuation of benefits if they experience a termination of employment other than for cause, or in the event the executive resigns for good reason, as defined in the agreements, within two years following a change-in-control of Aqua America. (See the description of “Potential Payments Upon Termination or Change-in-Control” on pages 36 through 43.) These agreements are intended to induce the covered executives to remain with Aqua America and to reinforce and encourage their continued attention and dedication to their duties and responsibilities in the event of a possible change-in-control. These change-in-control agreements are referred to as “double trigger” agreements since they only provide a benefit to executives whose employment is terminated, or who have good reason to resign, following a change of control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control, although other benefits, such as the vesting of unvested stock options, restricted stock and accrued dividend equivalents, may be triggered under our other plans as a result of a change-in-control. Only the agreement with our Chief Executive Officer includes a provision allowing him to receive the benefits under the agreement if he resigns within 12 months after a change of control as a result of his determination that circumstances have changed with respect to Aqua America and he is no longer able to effectively perform his duties and responsibilities. Because of the unique role of a chief executive officer in a corporation, we believe that such a provision is appropriate. Each of the change-in-control agreements, except the agreement with the Chief Executive Officer, limit the amount of the payments under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the “Code”). The agreement with the Chief Executive Officer does not contain this limitation and requires Aqua America to reimburse him for certain tax impacts if the payments under his agreement exceeds the Section 280G limit by at least 10%. See “The Impact of Tax Considerations on Executive Compensation Decisions” on page 25. Payment under the Chief Executive Officer’s agreement is, however, contingent on his agreement to a 12 month non-compete agreement. We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on pages 36 and 37 are consistent with practices in the market. Executives who receive payments under their change-in-control agreements in connection with their separation from employment following a change-in-control will not be entitled to any payments under our normal severance policy, nor will our Chief Executive Officer be entitled to receive the severance payment for terminations prior to a change-in-control under his Change in Control and Severance Agreement, as described on page 36. Our Chief Executive Officer will be entitled to the benefit under his Employment Agreement described on page 36 if his employment is terminated by the Company without Cause, by the Chief Executive Officer for Good Reason or by his death or Disability as defined in the Employment Agreement, whether that termination occurs after a change-in-control or not.

The Role of Management in the Executive Compensation Process

     Our Chief Administrative Officer assists the Compensation Committee by preparing schedules showing the present compensation of executives and compiling the recommended salary grade midpoints, market rates, target annual cash incentives and target range of equity compensation awards from the information provided by the Compensation Committee’s consultant. Our Chief Executive Officer compiles and presents the supporting information for the individual executives’ performance against their objectives and his recommendations for any discretionary points for the calculation of the Individual Factor under the Annual Cash Incentive Compensation Plan. He also provides the Compensation Committee with his recommendations for annual salary increases, any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers. Our Chief Executive Officer also provides the Committee with his self assessment of his performance against his objectives. Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance for purposes of determining the Company Factor for the Annual Cash Incentive Compensation Plan and our performance against the criteria established by the Compensation Committee for the vesting of restricted stock grants. These financial measures are also certified by our Director of Internal Audit. Our Chief Executive Officer makes recommendations to the Committee with respect to the compensation awards for the named executive officers other than himself, but the ultimate decisions regarding compensation for these officers are made by the Compensation Committee.

The Impact of Tax Considerations on Executive Compensation Decisions

     While Aqua America’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to achieve our objectives as described above. Section 162(m) of the Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid individually to our Chief Executive Officer and the other named executive officers in any one year, subject to certain specified exceptions. We have determined that it may be appropriate for our Chief Executive Officer’s compensation to be at a level such that a portion is not deductible for federal income tax purposes.

     As noted above, under the change-in-control agreement with our Chief Executive Officer, our payments to our Chief Executive Officer will not be subject to limitations under Section 280G of the Code if the amounts payable to him under his agreement exceeds the Section 280G limit by more than 10%, and therefore, a portion of the payments may not be deductible. If the amounts payable to our Chief Executive Officer exceed the Section 280G limit by more than 10%, he shall be paid an additional amount such that the net amount he retains after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon such additional amount shall be equal to the payment otherwise due under the agreement. We included these provisions in our Chief Executive Officer’s change-in-control agreement because we did not want the potential excise tax to serve as a disincentive to our Chief Executive Officer’s pursuit of a change-in-control transaction that might otherwise be in the best interests of our shareholders. We believe that, in light of our Chief Executive Officer’s record of performance, this determination is appropriate.

Equity Ownership Requirements

     In 2005, the Board of Directors established stock ownership guidelines for the named executive officers to encourage these executives to maintain a significant ownership interest in the Company and to help align the executive’s interests with the long-term performance of the Company. These executive officers are expected to hold Aqua America shares equal in value to at least five times base salary for our Chief Executive Officer and three times base salary for the other named executive officers. Shareholdings will include shares held directly or beneficially, and shares under our Employee Stock Purchase Plan or 401(k) plans. Shareholdings do not include exercisable stock options or restricted shares still subject to restrictions. The named executive officers are expected to have shareholdings consistent with these guidelines by the fifth anniversary of the adoption of the guidelines or within five years after their becoming a named executive officer, if later. Each of the named executive officers, except Mr. Kyriss, who first became an executive officer in 2006, and Mr. Franklin, who first became a named executive officer in 2008, met these guidelines as of the end of 2009. It is the Company’s policy not to permit hedging or short-selling of the Company’s stock by its executive officers.

Recovery of Incentive Compensation

     In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Committee reserves the right to review the incentive compensation received by the executives with respect to the period to which the restatement relates, recalculate Aqua America’s results for the period to which the restatement relates and seek reimbursement of that portion of the incentive compensation that was based on the misstated financial results from the executive(s) whose fraud or willful misconduct was the cause of the restatement.

COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 17 through 26 with management. Based on this review and discussion, the Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and proxy statement for the 2010 Annual Meeting of Shareholders.

Respectfully submitted,

William P. Hankowsky, Chairman
Lon R. Greenberg
Ellen T. Ruff

CURRENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid or earned by the Company’s Principal Executive Officer, Principal Financial Officer and the next three most highly compensated executive officers of the Company during the fiscal years ended December 31, 2007, 2008 and 2009.

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
				Grant Date Fair	Non-Equity	Non-qualified
				Value of Stock	Incentive	Deferred
				and Option	Plan	Compensation	All Other	Total
Name and		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	Year	($)(1)	($)	($)(2)	($)(1)(3)	($)(4)	($)(5)	($)
Nicholas DeBenedictis	2009	507,527	—	661,650	382,476	752,583	244,748	2,548,985
Chief Executive Officer	2008	486,808	—	670,560	452,182	520,595	206,499	2,336,644
(Principal Executive Officer)	2007	453,847	—	654,225	355,446	453,520	82,980	2,000,018
David P. Smeltzer	2009	270,846	—	180,450	104,280	177,035	62,224	794,835
Chief Financial Officer	2008	255,085	—	162,700	104,832	131,287	52,374	706,278
(Principal Financial Officer)	2007	236,249	—	199,675	83,054	64,636	25,156	608,770
Roy H. Stahl	2009	280,000	—	187,425	99,098	237,700	70,809	875,033
Chief Administrative Officer,	2008	275,158	—	170,940	121,888	166,592	67,036	801,614
General Counsel and Secretary	2007	259,068	—	210,715	87,556	140,967	33,019	731,325
Karl M. Kyriss	2009	232,500	—	150,375	64,331	163,083	49,368	659,657
Regional President - Northeastern	2008	229,269	—	51,500	80,687	150,929	36,301	548,686
Operations	2007	205,196	—	172,075	66,503	118,100	17,823	579,697
Christopher H. Franklin	2009	207,231	—	150,375	61,123	57,784	44,020	520,533
Regional President - Midwest &	2008	197,269	—	51,500	49,650	56,647	33,697	388,763
Southern Operations and Senior	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a
V.P. Corp. & Public Affairs
____________________

Notes:

(1)	Salary and Non-equity Incentive Plan Compensation amounts include amounts deferred by the individual.

(2)
The grant date fair value of restricted stock and option awards is based on their fair market value on the date of grant as determined in accordance with the Financial Accounting Standards Board’s (FASB) accounting guidance for stock compensation. The assumptions used in calculating the fair market value are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(3)	Non-Equity Plan Incentive Compensation is shown for the year in which the compensation is earned, regardless of when paid.

(4)
For 2009, includes the change in cash surrender value of life insurance which was $-22,864 for Mr. DeBenedictis, $-5,369 for Mr. Stahl and $-9,200 for Mr. Franklin. There were no above market earnings in 2009. For 2008, includes earnings on deferred compensation that are above-market (above 120% of the applicable federal long-term rate as calculated on a monthly basis) of $11,288 for Mr. DeBenedictis, $378 for Mr. Stahl, $410 for Mr. Smeltzer and $9 for Mr. Franklin; and also includes the change in cash surrender value of life insurance which was $-29,451 for Mr. DeBenedictis, $-8,485 for Mr. Stahl and $5,079 for Mr. Franklin. For 2007, includes earnings on deferred compensation that are above-market (above 120% of the applicable federal long-term rate as calculated on a monthly basis) of $45,274 for Mr. DeBenedictis, $1,474 for Mr. Stahl, and $1,182 for Mr. Smeltzer; and also includes the change in cash surrender value of life insurance which was $33,668 for Mr. DeBenedictis and $7,172 for Mr. Stahl. The change in pension value is based on the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year.

(5)	For 2009, the amount includes: (i) dividends on restricted stock grants pending their vesting or forfeiture of $22,287 for Mr. DeBenedictis, $6,366 for Mr. Stahl, $5,916 for Mr. Smeltzer, $4,825 for Mr. Kyriss, and $4,825 for Mr. Franklin; (ii) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (iii) dividend equivalents paid to the named executives during the year of $177,155 to Mr. DeBenedictis, $54,462 to Mr. Stahl, $47,579 to Mr. Smeltzer, $35,943 to Mr. Kyriss and $33,019 to Mr. Franklin; (iv) Company Matching contributions to the Company’s 401(k) plan and (v) perquisites for Mr. DeBenedictis consisting of reimbursement for legal services related to his employment agreement and changes to the Company’s compensation plans and sporting event tickets for Mr. DeBenedictis totaling $34,096 and $978, respectively. For 2008, the amount includes: (i) dividends on restricted stock grants pending their vesting or forfeiture of $18,092 for Mr. DeBenedictis, $5,170 for Mr. Stahl, $5,115 for Mr. Smeltzer, $2,550 for Mr. Kyriss, and $2,550 for Mr. Franklin; (ii) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (iii) dividend equivalents paid to the named executives during the year of $173,663 to Mr. DeBenedictis, $50,035 to Mr. Stahl, $37,214 to Mr. Smeltzer, $24,809 to Mr. Kyriss and $24,809 to Mr. Franklin; and (iv) Company Matching contributions to the Company’s 401(k) plan. For 2007, the amount includes: (i) dividends on restricted stock grants pending their vesting or forfeiture of $14,594 for Mr. DeBenedictis, $5,220 for Mr. Stahl, $4,879 for Mr. Smeltzer, and $1,825 for Mr. Kyriss; (ii) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (iii) dividend equivalents paid to the named executives during the year of $55,342 to Mr. DeBenedictis, $17,850 to Mr. Stahl, $11,996 to Mr. Smeltzer, and $7,933 to Mr. Kyriss; and (iv) Company Matching contributions to the Company’s 401(k) plan.

     Starting with the restricted stock grants to the named executive officers in 2010, dividends on shares of restricted stock are accumulated and paid to the named executive officer when the shares of restricted stock are released from restrictions. For prior restricted stock grants to the named executive officer and restricted stock grants to other grantees, dividends pending the release of the stock from restrictions are paid to the grantee and these amounts are included in the All Other Compensation column set forth above. Through December 31, 2008, amounts deferred by participants in the Company’s Executive Deferral Plan earned interest at the rate of the prime rate plus 1% or were used to purchase life insurance under a flexible premium universal life insurance policy, with any cash value under such policies being invested in a variety of investment funds offered by the insurance carrier under the policy. The above-market earnings on deferred compensation included in the Change in Pension Value and Non-Qualified Deferred Compensation Earning column were computed based on the basis of increases in the cash value of the insurance policies held under the Plan and the interest earned in any month during which the average interest rate at the prime interest rate plus 1% exceeded 120% of the average of the federal long-term rate for that month. Starting in 2009, all amounts deferred by participants in the Executive Deferral Plan and all prior deferrals under the Plan are deemed invested in a variety of mutual funds selected by each participant under trust-owned life insurance used by the Company to fund the Executive Deferral Plan, therefore, there are no preferential or above-market earnings on these deferrals in 2009. Mr. DeBenedictis continues to maintain a life insurance policy under the Plan, so the increase in the cash value of such insurance policy is included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth information regarding equity and non-equity awards granted to the named executive officers in 2009.

Grants of Plan-Based Awards

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan			Equity Incentive Plan Awards			of Shares	Securities	Base Price	Stock and
		Awards(1)			(5)(9)			of Stock	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(#)	(#)(6)	($/Sh)(7)	($)(8)
N. DeBenedictis	2/26/09	87,864	358,628	672,427	n/a	22,000	n/a	—	55,000	19.12	661,650
D. Smeltzer	2/26/09	26,950	110,000	206,250	n/a	6,000	n/a	—	15,000	19.12	180,450
R. Stahl	7/24/09	27,440	112,000	210,000	n/a	10,500	n/a	—	—	—	187,425
K. Kyriss	2/26/09	17,273	70,500	132,188	n/a	5,000	n/a	—	12,500	19.12	150,375
C. Franklin	2/26/09	15,435	63,000	118,125	n/a	5,000	n/a	—	12,500	19.12	150,375
____________________

(1)	The executive’s Non-Equity Incentive Plan Awards are calculated based on the executive's current annual salary multiplied by the executive's target incentive compensation percentage times an Individual Factor times a Company Factor.

(2)	The Threshold Non-Equity Incentive Plan Award is based on the minimum Individual Factor of 70% and the minimum Company Factor of 35%.

(3)	The Target Non-Equity Incentive Plan Award is based on an Individual Factor of 100% and a Company Factor of 100%.

(4)	The Maximum Non-Equity Incentive Plan Award is based on the maximum Individual Factor of 150% and the maximum Company Factor of 125%.

(5)	Equity Incentive Plan Awards are shares of restricted stock. There are no threshold or maximum amounts related to the restricted stock.

(6)	Stock option awards vest in three annual installments starting on the first anniversary of the grant date.

(7)	The exercise price for stock options granted under the Company's Equity Compensation Plan is the closing price for the Company's Common Stock on the grant date.

(8)	The grant date fair value of restricted stock and option awards is based on their fair market value on the date of grant as determined under SFAS 123R. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(9)	The restricted stock grants for Messrs. DeBenedictis and Stahl vest in three annual installments starting on the first anniversary of the grant date, subject to the Company achieving an increase in operating income in the year immediately prior to the vesting date over the prior year. The restricted stock grants for Messrs. Smeltzer, Kyriss and Franklin vest on the third anniversary of the grant date, subject to the Company achieving in increase in operating income in the year immediately prior to the vesting date over the operating income in the year prior to grant date.

     Under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns in the table above, the amounts were calculated based on the individual’s target bonus percentage times their current annual salary, and using an Individual Factor of 70% and a Company Factor of 35% for the Threshold amount, an Individual Factor of 100% and a Company Factor of 100% for the Target amount, and an Individual Factor of 150% and Company Factor of 125% for the Maximum amount.

     Stock Awards are in the form of restricted stock and such grants have various vesting periods. The 2009 grants for Messrs. DeBenedictis and Stahl each vest in installments of one-third each year starting on the first anniversary of the grant date. The 2009 grants for Messrs. Smeltzer, Kyriss and Franklin vest at the end of three years after the grant date. In order for the grantee to receive the applicable portion of the restricted stock grant when it vests, the Company must also achieve the financial performance criteria established by the Committee. For the restricted stock grants that vest in annual installments, the performance criteria are an increase in the Company’s operating income in the year ending immediately prior to the vesting date over the prior year. For the restricted stock grants that vest at the end of three years after the grant date, the performance criteria is an increase in operating income in the year prior to the vesting date over the operating income in the year prior to the grant date. The Committee has approved a policy for certain adjustments to the calculation of the Company’s operating income for purposes of determining whether the designated performance criteria have been met as described on page 23.

     If the Company does not achieve the required financial performance to meet the designated performance criteria, the shares that would otherwise vest are forfeited. Therefore, the full number of shares of restricted stock is included in the Target column under the Estimated Future Payouts Under Equity Incentive Plan Awards in the Grants of Plan Based Awards Table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth information on outstanding stock option and restricted stock awards held by the named executive officers at the end of 2009.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
			Equity					Plan	or Payout
			Incentive			Number	Market	Awards:	Value of
			Plan			of	Value of	Number of	Unearned
			Awards:			Shares	Shares	Unearned	Shares,
	Number of	Number of	Number of			or Units	or Units	Shares,	Units or
	Securities	Securities	Securities			of Stock	of Stock	Units or	Other
	Underlying	Underlying	Underlying			That	That	Other	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Rights That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
N. DeBenedictis								41,666 (1)	$729,554
	23,286			$13.7550	5/15/2013
	56,031			$16.1475	3/1/2014
	93,333			$18.3338	2/28/2015
	55,000			$29.4600	3/7/2016
	36,666	18,334 (6)		$23.2600	2/22/2017
	18,334	36,666 (7)		$20.1800	2/26/2018
		55,000 (8)		$19.1200	2/26/2019
D. Smeltzer								11,000 (2)	$192,610
	12,121			$11.4600	3/6/2011
	20,831			$12.4875	6/17/2012
	20,831			$13.7550	5/15/2013
	20,000			$16.1475	3/1/2014
	19,999			$18.3338	2/28/2015
	15,000			$29.4600	3/7/2016
	10,000	5,000 (6)		$23.2600	2/22/2017
	5,000	10,000 (7)		$20.1800	2/26/2018
		15,000 (8)		$19.1200	2/26/2019

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
			Equity					Plan	or Payout
			Incentive			Number	Market	Awards:	Value of
			Plan			of	Value of	Number of	Unearned
			Awards:			Shares	Shares	Unearned	Shares,
	Number of	Number of	Number of			or Units	or Units	Shares,	Units or
	Securities	Securities	Securities			of Stock	of Stock	Units or	Other
	Underlying	Underlying	Underlying			That	That	Other	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Rights That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
R. Stahl								15,500 (3)	$271,405
	13,180			$11.4600	3/6/2011
	29,998			$12.4875	6/17/2012
	29,998			$13.7550	5/15/2013
	30,000			$16.1475	3/1/2014
	26,666			$18.3338	2/28/2015
	17,000			$29.4600	3/7/2016
	11,333	5,667 (6)		$23.2600	2/22/2017
	5,667	11,333 (7)		$20.1800	2/26/2018
K. Kyriss								10,000 (4)	$175,100
	13,333			$12.4830	3/3/2013
	13,332			$16.1475	3/1/2014
	13,332			$18.3338	2/28/2015
	12,000			$29.4600	3/7/2016
	6,666	3,334 (6)		$23.2600	2/22/2017
	4,167	8,333 (7)		$20.1800	2/26/2018
		12,500 (8)		$19.1200	2/26/2019
C. Franklin								10,000 (5)	$175,100
	6,522			$11.4600	3/6/2011
	11,666			$12.4875	6/17/2012
	13,331			$12.4830	3/3/2013
	13,333			$16.1475	3/1/2014
	13,332			$18.3338	2/28/2015
	10,000			$29.4600	3/7/2016
	6,666	3,334 (6)		$23.2600	2/22/2017
	4,167	8,333 (7)		$20.1800	2/26/2018
		12,500 (8)		$19.1200	2/26/2019
____________________

Notes:

(1)	Of Mr. DeBenedictis' 41,666 restricted shares of common stock, 5,000 shares vest on February 22, 2010, 14,667 shares vest on February 26, 2010, 14,666 shares vest on February 26, 2011, 7,333 shares vest on February 26, 2012.

(2)	Of Mr. Smeltzer's 11,000 restricted shares of common stock, 1,667 shares vest on February 22, 2010, 1,667 shares vest on February 26, 2010, 1,666 shares vest on February 26, 2011, 6,000 shares vest on February 26, 2012.

(3)	Of Mr. Stahl's 15,500 restricted shares of common stock, 1,667 shares vest on February 22, 2010, 1,667 shares vest on February 26, 2010, 3,500 shares vest on July 24, 2010, 1,666 shares vest on February 26, 2011, 3,500 shares vest on July 24, 2011 and 3,500 shares vest on July 24, 2012.

(4)	Of Mr. Kyriss' 10,000 restricted shares of common stock, 5,000 shares vest on February 22, 2010 and 5,000 shares vest on February 26, 2012.

(5)	Of Mr. Franklin's 10,000 restricted shares of common stock, 5,000 shares vest on February 22, 2010 and 5,000 shares vest on February 26, 2012.

(6)	100% vest on February 22, 2010.

(7)	50% vest on February 26, 2010 and 50% vest on February 26, 2011.

(8)	One third vest on February 26, 2010, one third vest on February 26, 2011, and one third vest on February 26, 2012.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth (1) the number of shares of Aqua America’s Common Stock acquired by the named executive officers in 2009 from the exercise of stock options, (2) the value realized by those officers upon the exercise of those stock options based on the difference between the market price for our Common Stock on the date of exercise and the exercise price for the options, (3) the number of shares of restricted stock previously granted to the named executive officers that vested in 2009, and (4) the value realized by those officers upon the vesting of such shares based on the closing market price for our shares of Common Stock on the vesting date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
N. DeBenedictis	—	—	17,334	325,109
D. Smeltzer	4,483	59,837	5,001	93,494
R. Stahl	—	—	5,001	93,494
K. Kyriss	—	—	—	—
C. Franklin	—	—	—	—

RETIREMENT PLANS AND OTHER POST-EMPLOYMENT BENEFITS

PENSION BENEFITS

     The following table sets forth (1) the number of years of credited service for the named executive officers under our various retirement plans as of December 31, 2009, (2) the actuarial present value of accumulated benefits under those plans as of December 31, 2009 and (3) any payments made to the named executive officers in 2009 under those plans.

Pension Benefits

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
N. DeBenedictis	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	18	1,782,160	—
	Supplemental Pension Benefit Plan	18	1,386,988	—
	Supplemental Executive Retirement Plan	25	1,232,446	—
D. Smeltzer	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	24	649,606	—
	Supplemental Pension Benefit Plan	24	255,595	—
R. Stahl	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	28	1,303,454	—
	Supplemental Pension Benefit Plan	28	311,012	—
K. Kyriss	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	15	549,213	—
	Supplemental Pension Benefit Plan	15	154,163	—
C. Franklin	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	17	273,318	—
	Supplemental Pension Benefit Plan	17	35,387	—

RETIREMENT INCOME PLAN FOR AQUA AMERICA, INC. AND SUBSIDIARIES (THE “RETIREMENT PLAN”)

     Aqua America, Inc. sponsors a qualified defined benefit Retirement Plan to provide retirement income to Aqua America’s employees hired prior to certain dates starting in 2003. For the portion of the Retirement Plan covering the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by Aqua America to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted stock becomes freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions. The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

     Benefits earned under the final pay formula are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above Covered Compensation for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years. The annual benefit is further subject to a minimum benefit schedule. Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years. Covered Compensation is defined as the average of the Social Security Wage Bases in effect for each calendar year during the thirty-five year period ending with the last day of the calendar year of the benefit determination.

     Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned are payable in the form of a lifetime annuity. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity.

     Messrs. DeBenedictis, Kyriss and Stahl are currently eligible to retire under the plan.

     The provisions described above cover a significant portion of the company’s non-union workforce hired prior to certain dates starting in 2003, including each of the named executive officers. Certain union employees and certain other non-union employees are covered under separate definitions of plan compensation, benefit formulas and benefit options within the Retirement Plan.

AQUA AMERICA, INC. SUPPLEMENTAL RETIREMENT PLANS

     Effective December 1, 1989, the Board of Directors adopted a supplemental benefits plan for salaried employees of the Company (the “Supplemental Pension Benefit Plan”). The Supplemental Pension Benefit Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. In addition, deferred compensation is excluded from the Retirement Plan Compensation, but is included in the calculation of benefits under the Supplemental Pension Benefit Plan. The benefit under the Supplemental Pension Benefit Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations and including deferred compensation in the final average earnings calculation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     A non-qualified Supplemental Executive Retirement Plan, or SERP, was established for Mr. DeBenedictis in 1992 with the approval of the Board of Directors. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Supplemental Pension Benefit Plan. Under the terms of Mr. DeBenedictis’ SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service plus one year of service each year thereafter and absent the ERISA limitations on pay and benefits and (ii) the benefit payable to him under the Retirement Plan and the Supplemental Pension Benefit Plan.

     In 2010, the Supplemental Pension Benefit Plan and Mr. DeBenedictis’ SERP were amended to provide in the event of Mr. DeBenedictis’ separation from service due to death, the surviving spouse benefit paid under those Plans will be an amount equal to the actuarial equivalent present value of the surviving spouse benefit that would have been paid had Mr. DeBenedictis retired on the day prior to the day of his death instead of the normal benefit of a 75% joint and survivor annuity determined as if he had retired on the day prior to his death.

     Participants may retire as early age 55 with 10 years of service under the Supplemental Pension Benefit Plan and the SERP. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned are payable in the form of a lifetime annuity. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity. Pension benefits under the Supplemental Pension Benefit Plan and the SERP may be paid as a lump sum, paid in a series of installments or transferred at separation from employment to up to five separation distribution accounts under the Company’s Executive Deferral Plan.

     Messrs. DeBenedictis, Franklin, Kyriss, Smeltzer and Stahl are earning benefits under the Supplemental Pension Benefit Plan, and are fully vested in those benefits. Mr. DeBenedictis is also earning benefits under the SERP and is fully vested. Messrs. DeBenedictis, Kyriss, and Stahl are currently eligible to retire under the Supplemental Pension Benefit Plan and Mr. DeBenedictis is currently eligible to retire under the SERP.

     In 2009, the Company partially funded the Supplemental Pension Benefit Plan and SERP through the use of trust-owned life insurance.

ACTUARIAL ASSUMPTIONS USED TO DETERMINE VALUES IN THE PENSION BENEFITS TABLE

     The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

	December 31, 2009	December 31, 2008
Discount rate	5.91%	6.11%
Retirement ages:
Mr. DeBenedictis	65	65
Mr. Franklin	62	62
Mr. Kyriss	62	62
Mr. Smeltzer	62	62
Mr. Stahl	62	62
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	RP 2000 Table	RP 2000 Table
Form of payment
• Retirement Plan	Single life annuity	Single life annuity
• Supplemental Pension Benefit Plan and SERP	Single lump sum	Single lump sum
	payment transferred	payment transferred
	to the Company’s	to the Company’s
	Executive Deferral	Executive Deferral
	Plan	Plan

NONQUALIFIED DEFERRED COMPENSATION

     The following table sets forth information regarding contributions to, earnings on, withdrawals from and balances as of the end of 2009 for our nonqualified Executive Deferral Plan.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)(1)(2)	($)(3)	($)(4)
N. DeBenedictis	351,232	—	411,815	—	2,268,821
D. Smeltzer	13,542	—	20,090	—	103,475
R. Stahl	5,600	—	10,913	—	100,206
K. Kyriss	11,625	—	1,782	—	13,407
C. Franklin	0	—	(7,573)	—	11,274
____________________

Notes:

(1)	In 2009, the deferred amounts were deemed invested in mutual funds chosen by the participant under a trust-owned life insurance policy maintained by the Company to fund the Executive Deferral Plan. The earnings shown in this column include the deemed earnings on those mutual funds and the increase in the cash surrender value during the year of insurance policies purchased under the Plan.

(2)	The portion of earnings shown in this column that are included in the Changes in Pension Value and Non-Qualified Deferred Compensation Earnings for the named executive officers in the Summary Compensation Table, representing the change in cash surrender value of life insurance, are: -$22,864 for Mr. DeBenedictis; -$5,369 for Mr. Stahl; and -$9,200 for Mr. Franklin.

(3)	Amounts paid from a participant’s account to pay the premiums on the participant’s life insurance policy under the plan are not considered a withdrawal or distribution. In 2009, there were no payments toward premiums on the participant’s life insurance.

(4)	The aggregate balances include the following amounts previously reported in the Summary Compensation Table in prior years: $60,779 for Mr. DeBenedictis; $1,592 for Mr. Smeltzer; $539 for Mr. Stahl; and $5,088 for Mr. Franklin.

     Employees with total projected W-2 compensation for 2009 in excess of $130,000 are eligible to participate in the Company’s Executive Deferral Plan for 2010. Participants may defer up to 100% of their salary and 100% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. At the time the participant elects to make a deferral under the Executive Deferral Plan, the participant is also be required to elect the form of payment with respect to the amounts deferred for the upcoming calendar year. If a separation distribution account is elected, the participant may choose to receive his or her distribution in either a lump sum payment, or, subject to certain requirements, in annual installments over 2 to 15 years. If a flexible distribution account is elected, the participant will receive his or her distribution in a lump sum payment. The executive officers, including the named executive officers, may not commence the receipt of their account balances and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

SEVERANCE AND EMPLOYMENT AGREEMENTS

     All salaried employees, including the named executive officers, are covered by our severance policy. The policy provides eligible employees, subject to the terms of the policy, with a severance benefit of two weeks of the employee’s weekly base salary per credited year of service if the employee’s employment is terminated because the employee’s position is discontinued due to business conditions or a reorganization and no comparable employment is available and offered to the employee. The policy provides a minimum severance benefit of four weeks and a maximum benefit of 26 weeks of the employee’s base weekly salary at the time of termination and a minimum of one month of continued medical benefits and a maximum of six months of continued medical benefits following termination to eligible employees. Employees must sign a general release in order to receive these severance benefits. These benefits are available to all eligible salaried employees.

     On January 31, 2010, Aqua America, Inc. (the “Company”) and Nicholas DeBenedictis, the Company’s President and Chief Executive Officer, entered into an Employment Agreement (the “Employment Agreement”), under which Mr. DeBenedictis has agreed to continue in employment for an additional three years. The term of the Employment Agreement continues through January 31, 2013. After the end of the term, the Company and Mr. DeBenedictis may mutually agree to renew the term. Under the Employment Agreement, Mr. DeBenedictis will continue as the Company’s CEO beyond his normal retirement date in September 2010 and thereby provide continuity of leadership for the Company.

     Pursuant to the Employment Agreement, Mr. DeBenedictis will continue to serve as the President and Chief Executive Officer of the Company and will be entitled to an annual base salary of not less than $560,000 and a target annual incentive bonus of not less than his current level of 70% of base salary. Mr. DeBenedictis will continue to be eligible to participate in the Company’s incentive compensation programs and in the Company’s benefit plans.

     Pursuant to the Employment Agreement, on January 31, 2010, the Company granted Mr. DeBenedictis a performance-based stock award (the “Stock Award”) under the Omnibus Equity Compensation Plan with respect to 57,000 shares of common stock of the Company. The shares will vest by 2013 based on continued service and subject to the Company’s achievement of a year over year increase in operating income for 2010 or 2011 or 2012.

     If the Company terminates Mr. DeBenedictis’ employment without cause or Mr. DeBenedictis terminates employment for good reason, any unvested shares of the Stock Award will fully vest if the Company achieves a year over year increase in operating income for 2010 or 2011 or 2012. If Mr. DeBenedictis dies, his employment is terminated due to disability or a change in control of the Company occurs, any unvested shares of the Stock Award will fully vest. If Mr. DeBenedictis’ employment is terminated for cause or if he voluntarily terminates employment without good reason, any unvested shares of the Stock Award will be forfeited.

     No additional severance benefits are provided under the Employment Agreement. Mr. DeBenedictis has a separate severance agreement with the Company, which provides severance benefits under certain circumstances and is not affected by the Employment Agreement. Mr. DeBenedictis continues to be subject to the non-competition covenants set forth in his separate severance agreement.

     The Company has amended its Supplemental Pension Benefit Plan for Salaried Employees and its Supplemental Executive Retirement Plan for Nicholas DeBenedictis to provide that in the event of Mr. DeBenedictis’ death while in the employ of the Company, the surviving spouse benefit will be equal to the benefit Mr. DeBenedictis would have received if he had retired on the day before his death.

CHANGE-IN-CONTROL AGREEMENTS

     The Company maintains change-in-control agreements with certain executives, including the named executive officers in the Summary Compensation Table. Payments under these agreements are triggered if the covered executive’s employment is terminated other than for cause or the executive resigns for good reason, as defined in the agreements, within two years after a change-in-control of the Company. In addition, the agreement covering Mr. DeBenedictis permits him to trigger the payments under his agreement if he terminates his employment within 12 months after a change-in-control if he determines that circumstances have so changed with respect to the Company that he is no longer able to effectively perform his duties and responsibilities. Mr. DeBenedictis’ payment is also subject to him agreeing to a twelve month non-compete covenant.

     Payments and benefits under the change-in-control agreements consist of the payment of a multiple of 2 or 3 times the named executive officer’s Base Compensation, as defined in the agreements, a lump sum payment in lieu of the continuation of certain health benefits for a period of 2 or 3 years and outplacement services, which are summarized in the following table for the named executive officers. In addition, Mr. DeBenedictis is entitled under his change-in-control agreement to the transfer, without requiring a cash payment from him, of a life insurance policy.

     The following table provides a summary of the benefits to which each named executive officer would be entitled under the change-in-control agreements.

		Payment in
		lieu of
		Health
	Multiple of	Benefit
	Base	Continuation	Outplacement
Executive	Compensation	Period	Services
N. DeBenedictis	3	3 years	1 year
D. Smeltzer	2	2 years	6 months
R. Stahl	2	2 years	6 months
K. Kyriss	2	2 years	6 months
C. Franklin	2	2 years	6 months

     For purposes of the change-in-control agreements, Base Compensation is defined as current base annual salary, plus the greater of the executive’s target bonus for the year in which the executive incurs a Termination of Employment, or the last actual bonus paid to the executive under the Annual Cash Incentive Compensation Plan (or any successor plan maintained by Aqua America), in all capacities with Aqua America and its Subsidiaries or Affiliates. The executive’s Base Compensation shall be determined prior to reduction for salary deferred by the executive under any deferred compensation plan of Aqua America and its Subsidiaries or Affiliates, or otherwise.

     The payment of the multiple of Base Compensation would be made in a lump sum within 60 days after the executive’s termination as defined under the agreements, although pursuant to the requirements of Section 409A of the Internal Revenue Code, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the executive’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

     Under our 2004 Equity Compensation Plan and 2009 Omnibus Equity Compensation Plan, unvested equity incentives become immediately vested upon a change-in-control regardless of whether the grantee is terminated or not. The vesting of these equity incentives is applicable to all grantees under the Plan. The value of vested stock options is not included in the tables below.

     For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in-control, subject to certain exceptions, means:

(1)	any Person (including any individual, firm, corporation, partnership or other entity except Aqua America, any subsidiary of Aqua America, any employee benefit plan of Aqua America or of any subsidiary, or any person or entity organized, appointed or established by Aqua America for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock of Aqua America then outstanding;

(2)	during any twenty-four month period, individuals who at the beginning of such period constitute the Board of Directors of Aqua America cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Aqua America’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(3)	there occurs a sale of 50% or more of the aggregate assets or earning power of Aqua America and its subsidiaries, or its liquidation is approved by a majority of its shareholders or Aqua America is merged into or is merged with an unrelated entity such that following the merger the shareholders of Aqua America no longer own more than 50% of the resultant entity.

     Copies of these change-in-control agreements for Messrs. DeBenedictis, Smeltzer, Stahl, Kyriss and Franklin have been filed with the SEC as Exhibits to Aqua America’s Annual Report on Form 10-K for the year ended December 31, 2008 or incorporated therein by reference.

RETIREMENT AND OTHER BENEFITS

     Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including the named executive officers are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and non-qualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age, for the named executive officers is set forth in the Pension Benefits table on page 32. The pension benefit values included in the tables below reflect the incremental value above the amounts shown in the Pension Benefits table for benefits payable upon each triggering event from all pension plans in the aggregate.

     Aqua America, Inc. sponsors postretirement medical plans to provide company subsidies toward retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. The postretirement medical benefits shown are those which are payable from the Company under each of the triggering events. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements, except for the assumption of immediate termination, retirement, death or disablement for purposes of the tables on pages 39 through 41. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2009 are shown with zero value in the tables.

     Upon termination for any reason, the participants in our Executive Deferral Plan, including the named executive officers, would be entitled to a distribution of their account balances as set forth in the Nonqualified Deferred Compensation table on page 35, subject to the restrictions under the Plan described on page 35. The values of these account balances are not included in the tables below. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables below.

     Under the terms of our 2004 Equity Compensation Plan, upon termination of a grantee’s employment as a result of retirement, disability or death, the period during which stock options that were granted prior to 2009 may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option granted prior to 2009 is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Company or any subsidiary, the unexercisable portion of the option shall terminate as of such date. Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, and under the terms of the 2009 Omnibus Equity Compensation Plan, grantees of stock options in 2009 or thereafter will continue to vest in unvested stock option grants following termination of the grantee’s employment as a result of retirement, provided the grantee does not violate the covenant not to compete provisions of his/her grant, and unvested stock option grants will be immediately vested if the termination of the grantee’s employment is due to his/her disability or death. The period during which stock options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) thirty-eight months from the date of such termination in the case of retirement or disability, provided, however, that in no event shall the period extend beyond the expiration of the option term. The Compensation Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee’s death, termination of employment on account of permanent and total disability or other termination of employment may be exercised by a grantee, or in the case of death, a grantee’s legal representative or beneficiary. For restricted stock grants made prior to 2009, if a grantee’s regular full-time employment terminates prior to the vesting of a restricted stock grant, the restricted stock grant terminates as to all unvested shares. Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, and under the terms of the 2009 Omnibus Equity Compensation Plan, grantees of restricted stock in 2009 or thereafter will (i) continue to vest in their unvested grants following the grantee’s termination of employment as a result of retirement, (ii) vest in a pro-rata portion of unvested grants following the grantee’s termination of employment as a result of early retirement, (iii) vest immediately in unvested grants following the grantee’s termination of employment as a result of death or disability. The Compensation Committee may, however, provide for complete or partial exceptions to these provisions as it deems equitable. Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, and under the terms of the 2009 Omnibus Equity Compensation Plan, except as otherwise determined by the Compensation Committee, no payment of any accrued dividend equivalent amount shall be made to any grantee unless the grantee is a regular full-time employee of the Company or any of its subsidiaries as of March 1 prior to the payment, unless the grantee’s termination of employment was a result of the grantee’s retirement, death or disability.

     The total estimated value of the payments that would be triggered by a termination following a change-in-control, a termination other than for cause without a change-in-control, retirement, death or disability for the named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2009 and assuming a value for our Common Stock as of December 31, 2009 for purposes of valuing the vesting of the equity incentives are set forth below.

Nicholas Debenedictis

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	2,879,130	507,527	—	—	—
Prorated current year bonus	382,476	382,476	382,476	382,476	382,476
Acceleration of option vesting	—	—	—	—	—
Payment of accrued dividend equivalents	91,300	—	91,300	91,300	91,300
Vesting of restricted stock	729,589	—	—	—	—
Continuation of welfare benefits	57,664	9,611	—	—	—
Outplacement services	30,000	—	—	—	—
Transfer of life insurance policy	—	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	179,079	179,079	179,079	—	232,731
Present value of retiree medical benefits	80,492	80,492	80,492	—	80,492

Total	4,429,730	1,159,185	733,347	473,776	786,999

Roy H. Stahl

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	803,776	140,000	—	—	—
Prorated current year bonus	99,098	99,098	99,098	99,098	99,098
Acceleration of option vesting	—	—	—	—	—
Payment of accrued dividend equivalents	24,900		24,900	24,900	24,900
Vesting of restricted stock	271,405	—	—	—	—
Continuation of welfare benefits	61,736	15,434	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	158,109	158,109	158,109	—	194,761
Present value of retiree medical benefits	127,167	127,167	127,167	—	127,167

Total	1,561,191	539,808	409,274	123,998	445,926

David P. Smeltzer

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	758,369	135,423	—	—	—
Prorated current year bonus	104,280	104,280	104,280	104,280	104,280
Acceleration of option vesting	—	—	—	—	—
Payment of accrued dividend equivalents	21,165	—	21,165	21,165	21,165
Vesting of restricted stock	192,610	—	—	—	—
Continuation of welfare benefits	77,373	19,343	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	169,532	169,532	—	—	185,470
Present value of retiree medical benefits	—	—	—	—	—

Total	1,338,329	428,578	125,445	125,445	310,915

Karl M. Kyriss

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	591,833	116,250	—	—	—
Prorated current year bonus	64,331	64,331	64,331	64,331	64,331
Acceleration of option vesting	—	—	—	—	—
Payment of accrued dividend equivalents	19,505	—	19,505	19,505	19,505
Vesting of restricted stock	175,100	—	—	—	—
Continuation of welfare benefits	57,664	14,416	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	27,251	27,251	27,251	—	239,751
Present value of retiree medical benefits	88,525	88,525	88,525	—	88,525

Total	1,039,209	310,773	199,612	83,836	412,112

Christopher H. Franklin

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	491,413	103,616	—	—	—
Prorated current year bonus	61,123	61,123	61,123	61,123	61,123
Acceleration of option vesting	—	—	—	—	—
Payment of accrued dividend equivalents	18,675	—	18,675	18,675	18,675
Vesting of restricted stock	175,100	—	—	—	—
Continuation of welfare benefits	77,373	19,343
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	53,993	53,993	—	—	144,021
Present value of retiree medical benefits	—	—	—	—	—

Total	892,677	238,075	79,798	79,798	223,819

     The amounts shown in the tables above reflect the excess of the value of pension benefits under each of the triggering events over the value included in the Pension Benefits table on page 32. The total values calculated, prior to the offset for the amount shown in the Pension Benefits table are calculated as set forth below.

Termination

     Once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from the Supplemental Pension Benefit Plan and SERP. Benefits vest upon attaining five years of service. Pension benefits for Messrs. DeBenedictis, Franklin, Kyriss, Smeltzer and Stahl are vested and payable from the Retirement Plan as well as the Supplemental Pension Benefit Plan. Additionally, Mr. DeBenedictis is eligible and vested in his benefit payable from the SERP.

     The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. DeBenedictis, Kyriss and Stahl are payable as an immediate life annuity from the Retirement Plan and an immediate lump sum payment (transferred to the Company’s Executive Deferral Plan) from the non-qualified plans; and the benefits for Mr. Franklin and Mr. Smeltzer are payable as a life annuity beginning at age 55 from the Retirement Plan and an immediate lump sum payment at age 55 (transferred to the Company’s Executive Deferral Plan) from the non-qualified plans. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

Retirement

     In the case of retirement, the present value of benefits is determined in the same manner as termination. Messrs. DeBenedictis, Kyriss and Stahl are eligible for early retirement from the qualified Retirement Plan and Supplemental Pension Benefit Plan. Mr. DeBenedictis may also receive a reduced benefit from the SERP should he retire from Aqua America, Inc. prior to the attainment of age 65. Mr. Franklin and Mr. Smeltzer are not currently eligible to retire.

Death

     Vested benefits under the Retirement Plan are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2009 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. Vested benefits under the Supplemental Pension Benefit Plan and the SERP are payable to the participant’s surviving spouse as a lump sum (transferred to the Company’s Executive Deferral Plan) upon the death of the participant. The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2009 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

Disability

     If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

     Messrs. DeBenedictis, Franklin, Kyriss, Smeltzer and Stahl have each completed ten years of service. Therefore, for purposes of this present value calculation, participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence.

Change-in-Control

     Upon a Change-in-Control, the benefits payable to each of the named executives will be the same as those described in the Termination section above.

DIRECTOR COMPENSATION

     The following table sets forth the compensation paid to the Aqua America Board of Directors in 2009.

Director Compensation

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)(3)	($)	($)
Mary C. Carroll	38,500	33,420	—	—	—	—	71,920
Nicholas DeBenedictis (4)	—	—	—	—	—	—	—
Richard H. Glanton	40,000	33,420	—	—	143	—	73,563
Lon R. Greenberg	40,000	33,420	—	—	—	—	73,420
William P. Hankowsky	49,000	33,420	—	—	—	—	82,420
Mario Mele	15,500	33,420	—	—	—	—	48,920
Ellen T. Ruff	37,000	33,420	—	—	—	—	70,420
Richard L. Smoot	47,500	33,420	—	—	—	—	80,920
Andrew J. Sordoni III	38,500	33,420	—	—	—	—	71,920
____________________

Notes:

(1)
Includes: (a) an annual cash retainer of $25,000 per year; (b) Board meeting fees of $1,500 per meeting; (c) Committee meeting fees of $1,500 per meeting per meeting; and (d) annual Committee Chair retainers of $9,000 for the Chair of the Audit Committee and $6,000 for the Chairs of the other Committees. The amount for Ms. Carroll includes $3,000 for her attendance at two meetings of the Pension Committee as the Board's representative to this managment Committee.

(2)
Directors received an annual stock grant of 2,000 shares on the first of the month following the Annual Meeting of Shareholders. The grant date fair value of stock and option awards is based on their fair market value on the date of grant as determined under SFAS 123R. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the Employee Stock and Incentive Plan footnote to the Company's audited financial statements in the Company's Annual Report on Form 10-K.

(3)	Consists of earnings on deferred compensation that are above-market (above 120% of the federal long-term rate).

(4)	As an officer of the Company, Mr. DeBenedictis does not receive any fees for his service on the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report with management, including: the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; the integrity of the Company’s financial reporting processes and controls; and the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

     The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and considered the compatibility of non-audit services with the accountants’ independence.

     The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Respectfully submitted,

Richard L. Smoot, Chairman
William P. Hankowsky
Andrew J. Sordoni, III
Lon R. Greenberg

     The foregoing reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

(PROPOSAL NO. 2)

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE 2010 FISCAL YEAR

     The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the 2010 fiscal year. PwC has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that the Shareholders ratify the appointment.

     Although Shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes that it is desirable to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2010 or for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company. Representatives of PwC are expected to be present at the 2010 Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

     PwC has informed us that they are not aware of any independence-related relationships between their firm and us other than the professional services discussed in “Services and Fees” below.

     Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings. All fees and services were approved by the Audit Committee for the 2009 fiscal year.

SERVICES AND FEES

     The following table presents the fees paid to PwC for professional services rendered with respect to the 2009 fiscal year and 2008 fiscal year:

	Fiscal Year
	2009	2008
Audit Fees (1)	$1,140,955	$1,218,104
Audit-Related Fees	0	0
Tax Fees (2)	29,000	28,500
All Other Fees (3)	3,000	3,000
Total	$1,172,955	$1,249,604
xx
____________________

(1)
Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries and services in connection with the issuance of securities.

(2)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns and advisory services for other tax compliance, tax planning and tax advice.

(3)	Represents software licensing fees for accounting research tools and disclosure checklists.

     The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

(PROPOSAL NO. 3)

SHAREHOLDER PROPOSAL

     The Calvert Social Index Fund, the Calvert Global Water Fund (together with the Calvert Social Index Fund, “Calvert”), and First Affirmative Financial Network, LLC (“First Affirmative”), each of which is the holder of at least $2,000 in market value of shares of the Company’s Common Stock as of December 2009, have submitted the following shareholder proposal:

     WHEREAS: Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens, are more likely to generate stronger financial returns, better respond to emerging issues, and enjoy long-term business success.

     Mainstream financial companies are also increasingly recognizing the links between sustainability performance and shareholder value. For example, investment firms like Goldman Sachs and F&C Asset Management are increasingly incorporating corporate social and environmental practices into their investment decisions. Furthermore, the United Nations’ Principles for Responsible Investment, a set of guidelines that can be adopted by institutional investors addressing environmental, social and corporate governance issues, has approximately 538 signatories representing $18 trillion assets under management as of May 2009.

     Globally over 2,600 companies issued reports on sustainability issues in 2007 (www.corporateregister.com). A recent survey found that 80% of the Global Fortune 250 companies now release corporate responsibility data, which is up from 64% in 2005 (KPMG International Survey of Corporate Responsibility Reporting 2008).

     The special challenges facing U.S. water utilities-aging infrastructure chief among them-demands prudent business strategies that focus on long-term sustainability (The Essentials of Investing in the Water Sector, Goldman Sachs, March 24, 2008 and The Water Margin, Arthur D. Little, November 2008). According to models examining the effects of climate change and population and economic growth, by 2025, water will be scarce all around the world. The United States will be no exception; the demand in the Eastern half of the country is forecasted to be 120% or more of locally available water (Freshwater Crisis: Looming Shortages, supplement to “Facing the Freshwater Crisis”, Scientific American, August, 2008).

     Sustainability reporting helps investors understand what our company is doing to manage these environmental threats, and the steps Aqua America is taking to respond to the growing interest and opportunities in a changing infrastructure market.

     JPMorgan Chase expects that more companies will be under increasing pressure from investors to provide detailed statements on their water-related risks (Watching Water: A Guide to Evaluating Corporate Risks in a Thirsty World, JPMorgan Chase, March 31, 2008).

     RESOLVED: Shareholders request that the Board of Directors prepare a sustainability report describing corporate strategies to address climate change and other environmental and social impacts such as greenhouse gas emissions, energy use, waste management, and employee and community relations. The report, prepared at a reasonable cost and omitting proprietary information, should be published by October 2010.

     SUPPORTING STATEMENT: The report should include the company’s definition of sustainability and a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

     We recommend that Aqua America use the Global Reporting Initiative’s Sustainability Reporting Guidelines to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights, and labor communities.

Our Response to the Shareholder Proposal

     Our Board of Directors believes that Aqua America has demonstrated over its more than 120 years of operation a strong commitment to the communities we serve through the rehabilitation of the water and wastewater infrastructure, sound environmental policies, prudent growth and an on-going investment in the communities in which we operate. Our Board of Directors does not believe that the preparation of a potentially costly, company-wide report, such as a Global Reporting Initiative-based sustainability report, would represent a necessary or prudent use of Company resources and recommends that our shareholders vote against Proposal No. 3.

     Substantially all of our revenues are derived from our regulated utility operations. Each state’s environmental and utility regulatory agencies establish standards for service to our customers and environmental policies. They also determine what costs of our operations will be recoverable in our rates and they have not endorsed the extra costs that our ratepayers or shareholders would have to bear to accomplish the well-meaning request by Calvert and First Affirmative. To our knowledge, no state regulatory agencies have suggested or required utilities in states in which we operate to prepare formal sustainability reports based on the Sustainability Reporting Guidelines of the Global Reporting Initiative (“GRI”). Unless these state utility regulatory agencies require the preparation and dissemination of such a formal sustainability reports by a utility, there is a substantial risk that the costs of preparing and disseminating such reports would not be recoverable in rates. We recognize the importance of conducting our business in a way that reflects sound environmental and social principles, and we believe that using our resources to continue our business and programs that reflect these principles is a better use of these resources than diverting them for the production of administrative reports that we do not believe will result in any meaningful additional benefit to any of our stakeholders, including customers, employees, shareholders and the communities we serve.

     The shareholder proposal states that, “[t]he special challenges facing US water utilities– aging infrastructure chief among them-demands prudent business strategies that focus on long-term sustainability….” Aqua America believes that it has been at the forefront of addressing the aging infrastructure problem facing water and wastewater systems in America. We have invested and continue to invest substantial capital dollars in the replacement and rehabilitation of the infrastructure in our own systems, and we have been nationally recognized for our efforts in this area. In addition, the acquisition of other water and wastewater systems, the future viability of which is in question, and which can benefit from our access to capital and expertise and experience, has been a key element of our corporate strategy for many years and has been supported by both environmental and utility regulatory agencies. We also believe that we provide significant information on our policies and programs in this regard to our stakeholders, including annual consumer confidence reports on the water quality of our over 1,300 separate water systems.

     This shareholder proposal recommends that we produce a sustainability report based on the GRI Guidelines. These guidelines are a lengthy, complex and, in some cases, unclear set of requirements that require extensive and detailed scientific and technical analyses, requiring substantial funds, personnel time and, most likely, the employment of consultants with specialized expertise. The proposal does not convey the burden involved in preparing a report using the Guidelines of the GRI other than to note that the sustainability report should be prepared “at reasonable cost.”

     Aqua America’s Board of Directors and management respect investors’ interest in good corporate citizenship and social responsibility. We have protected these ideals for over 120 years of public service to the communities we serve. We do not believe, however, that preparing the comprehensive, potentially costly and wide-ranging report requested by this proposal would be a good use of our human and financial resources, since the report will provide no meaningful additional safety, health, environmental and social benefits beyond our current policies and initiatives. We believe our time, efforts and finances would be better used in the continuation of our current policies and initiatives, many of which are governed by federal, state and local regulatory requirements.

     The Board of Directors unanimously recommends that the stockholders vote “AGAINST” the shareholder proposal.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

     Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s proxy statement and form of proxy (“Proxy Materials”) for consideration at an Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the Company’s Proxy Materials relating to the 2011 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than December 3, 2010.

     In addition, a shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s Proxy Materials relating to that meeting. Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2011 Annual Meeting of Shareholders (other than matters included in the Company’s Proxy Materials pursuant to the preceding paragraph) no earlier than January 13, 2011 nor later than February 12, 2011. The notice must meet certain other requirements set forth in Section 3.17 of the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company at the address below.

          Proposals, notices and requests for a copy of our Bylaws should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR
NOMINATION CANDIDATES FOR DIRECTOR

     Nominations for election of directors may be made at the 2010 Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the “Notice”) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the 2010 Annual Meeting in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

     Section 4.13 of the Company’s Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Notice must contain or be accompanied by the following information:

(1)	the name and residence of the shareholder who intends to make the nomination;

(2)	a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

(3)
such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

(4)
a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

(5)	the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors for the 2010 Annual Meeting must be received by the Secretary of the Company no later than April 29, 2010.

     In addition, the Corporate Governance Committee of our Board of Directors will consider candidates for director recommended by shareholders under certain circumstances. Recommendations of candidates by shareholders should be submitted to the Chairman of the Corporate Governance Committee at least 120 days before the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders – that is, with respect to the 2011 Annual Meeting, no later than December 3, 2010.

CONSIDERATION OF DIRECTOR CANDIDATES

     The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by our Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate potential candidates and interviews of selected candidates.

     In considering candidates for director, the Corporate Governance Committee will consider the candidates’ personal abilities, qualifications, independence, knowledge, judgment, character, leadership skills, education, background and their expertise and experience in fields and disciplines relevant to the Company, including financial expertise or financial literacy. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, such as background, both geographic and demographic (including, without limitation race, gender and national origin), expertise and experience. Due consideration will also be given to the position the candidate holds at the time of their nomination and their capabilities to advance the Corporation’s interests with its various constituencies. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director.

     Shareholders may recommend individuals to our Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth above under “Procedures for Nominating or Recommending for Nomination Candidates for Director.” The Corporate Governance Committee will evaluate shareholder-recommended candidates in the same manner as it evaluates candidates recommended by others.

COMMUNICATIONS WITH THE COMPANY OR INDEPENDENT DIRECTORS

     The Company receives many shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

     In addition, shareholders or other interested parties may communicate directly with the independent directors or the lead independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder’s or other interested party’s communication to the independent directors or the presiding independent director.

The Independent Directors or Lead Independent Director
Aqua America, Inc.
c/o Secretary
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

ADDITIONAL INFORMATION

     The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2009 and 2009 Annual Report to Shareholders. Please direct your requests to Investor Relations Department, Aqua America, Inc., 762 W. Lancaster Avenue, Bryn Mawr, PA 19010. Copies of our Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms received by it during 2009, the Company believes that all filings required to be made by the reporting persons were made on a timely basis.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

ROY H. STAHL
Secretary

April 2, 2010

AQUA AMERICA, INC. ATTN: BRIAN DINGERDISSEN 762 W. LANCASTER AVENUE BRYN MAWR, PA 19010
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M19050-P89003 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AQUA AMERICA, INC. The Board of Directors recommends that you vote FOR ALL of the following nominees for director:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

1.	Election of directors.

Nominees:

01) Richard L. Smoot 02) William P. Hankowsky 03) Andrew J. Sordoni, III

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2010 fiscal year.					☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

3.	Shareholder proposal regarding the preparation and publication of a sustainability report.					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. JOINT OWNERS SHOULD EACH SIGN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
This is your admission ticket to the Aqua America, Inc. Annual Meeting of Shareholders to be held May 13, 2010, at 10:00 a.m., Eastern Daylight Time, at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community. Please present this original ticket for admission at the registration table.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your ticket is the copy of the latest account statement showing your Aqua America, Inc. stock balance. Please present the account statement at the registration table at the Annual Meeting. You will not, however, be entitled to vote the shares at the Annual Meeting, unless you obtained a "legal proxy" from your broker, bank or other shareholder of record and bring it to the meeting. A copy of the account statement is not sufficient for this purpose.

DIRECTIONS TO DREXELBROOK BANQUET FACILITY & CORPORATE EVENTS CENTER

From Schuylkill Expressway (I-76): Exit at City Line Avenue, Route 1 South. Travel South on Route 1 for 8.4 miles, passing Route 30 and West Chester Pike (Route 3). Turn left onto Burmont Road (St. Dorothy’s Church is on the left). Turn right at the first light onto State Road. Drive 4/10 of a mile, and turn left onto Wildell Road. Jog left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

From I-476 (Blue Route): Take exit 5 (Springfield-Lima, Route 1). Take Route 1 North towards Springfield for two miles. Bear right at the 5th traffic light onto State Road (A gas station is on the left). Drive 4/10 of a mile, and turn right onto Wildell Road at the flashing lights. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://ir.aquaamerica.com.

M19051-P89003

PROXY

AQUA AMERICA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AQUA AMERICA, INC.

Proxy for Annual Meeting of Shareholders, May 13, 2010

The undersigned hereby appoints Roy H. Stahl, David P. Smeltzer and Robert A. Rubin, or a majority of them or any one of them acting singly in absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Drexelbrook Banquet & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community, at 10:00 a.m., Eastern Daylight Time, on Thursday, May 13, 2010 and any adjournments or postponements thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend Reinvestment and Direct Stock Purchase Plan of Aqua America, Inc. as designated on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR ALL the nominees listed in Proposal 1 on the reverse side, FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2010 fiscal year in Proposal 2, AGAINST the shareholder proposal regarding the preparation and publication of a sustainability report in Proposal 3, and in accordance with the proxies’ discretion upon other matters properly coming before the meeting and any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE